LEASE AGREEMENT

                                     BETWEEN

                              JLC CONTRACTING, INC.
                                  (AS LANDLORD)

                                       AND

                             THE YOLO COMMUNITY BANK
                                   (AS TENANT)

                                 LEASE AGREEMENT

         This Lease Agreement ("Lease"), dated September 30, 2004 for reference purposes only, is entered into by and between JLC Contracting, Inc., a California corporation ("Landlord"), and The Yolo Community Bank, a California corporation ("Tenant").

         Landlord hereby leases, grants, bargains, sells and conveys to Tenant and Tenant hereby accepts, pursuant to this Lease, as follows:


                                    ARTICLE 1
                           DEFINITIONS AND ATTACHMENTS
                           ---------------------------

         1.1 Basic Data. Each reference in this Lease to any of the following subjects shall incorporate the data or definition specified below:
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Landlord:                                JLC Contracting, Inc.
--------------------------------------------------------------------------------

Landlord's Address:                      2229 Rockville
                                         Fairfield, CA  94534
--------------------------------------------------------------------------------

Landlord's Phone and Fax Number:         Phone:  707 864 8842

                                         Fax:    707 426 5422
--------------------------------------------------------------------------------

Landlord's Federal ID Number:            68-0366803
--------------------------------------------------------------------------------

Landlord's Managing Agent:               None
--------------------------------------------------------------------------------

Tenant:                                  The Yolo Community Bank
--------------------------------------------------------------------------------

Tenant's Address:                        The Yolo Community Bank
                                         400 Second Street

                                         Woodland, CA  95695

                                         Tenant's Phone Number:   530 668 5800
                                         Tenant's Fax Number:     530 661 3964
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Premises:                                Approximately Three Thousand One
                                         Hundred and Fifty-Seven  (3,157)
                                         square feet of office space located on
                                         the first floor of the building
                                         ("Building") located at 711 Jefferson
                                         Street, Suite A in the City of
                                         Fairfield ("City"), County of Solano
                                         ("County"), State of California
                                         ("State"), as further shown on the
                                         site plan attached hereto as Exhibit
                                         "A" (the "Premises Plan").
--------------------------------------------------------------------------------

Project: The Building located at 711 Jefferson Street, Suite A, Fairfield, California and surrounding land.
--------------------------------------------------------------------------------

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Permitted Use:                           Operation of a financial institution
                                         and related services, office and
                                         administrative uses, and any other
                                         uses allowed by law (including up to
                                         one (1) automated teller machines
                                         ("ATMs"), night depository, and
                                         related lighting and security systems).
--------------------------------------------------------------------------------

Initial Term:                            An initial period commencing on the
                                         Commencement Date and expiring on the
                                         last day of the Fifth (5th) Lease
                                         Year, subject to extension and earlier
                                         termination as hereafter provided.
--------------------------------------------------------------------------------

Extension Period:                        One (1) Extension Period of Five (5)
                                         years.
--------------------------------------------------------------------------------

Annual Basic Rental, Lease Years 1                         Rent Schedule
through 5:                                                 -------------

The initial Basic Rental Rate shall be:    Year   Rent/Mo.  Per 3,157 s.f.  Per 506 s.f. C.A.
                                           ----   --------  --------------  -----------------
$1.75 per month/ 3175 s.f. of Premises
$0.85 per month/506 s.f. of Common Area   1-2005  $5,954.85    $5,524.75        $430.10
                                          2-2006  $5,954.85    $5,524.75        $430.10
with increases at the rate of 3% every    3-2007  $6,133.51    $5,690.50        $443.01
two (2) years according to the Rent       4-2008  $6,133.51    $5,690.50        $443.01
Schedule.                                 5-2009  $6,317.52    $5,861.22        $456.30
--------------------------------------------------------------------------------

Extension Period Annual Basic Rental,                      Rent Schedule
Lease Years 6 through 10:                                  -------------

with increases at the rate of 2-1/2%       Year   Rent/Mo.  Per 3,157 s.f.  Per 506 s.f. C.A.
per year according to the Rent Schedule    ----   --------  --------------  -----------------
                                          6-2010  $6,475.46    $6,007.75        $467.71
                                          7-2011  $6,637.36    $6,157.95        $479.41
                                          8-2012  $6,803.30    $6,311.90        $491.40
                                          9-2013  $6,973.39    $6,469.70        $503.69
                                          10-2014 $7,147.74    $6,631.45        $516.29
--------------------------------------------------------------------------------

Landlord's Cash Allowance:               $33,000.00
--------------------------------------------------------------------------------

Tenant's Proportionate Share:            N/A.
--------------------------------------------------------------------------------

Scheduled Plan Submission Dates:         Landlord has, prior to the Effective
                                         Date, provided Tenant with copies of
                                         Landlord's Final Construction Drawings:
--------------------------------------------------------------------------------

Time Estimated for Completion of         Sixty (60) days after completion of
Tenant's Work:                           Landlord's Work, as set forth herein.
                                         Target completion date for Tenant's
                                         Work is March 1, 2005
--------------------------------------------------------------------------------

Scheduled Delivery Date:                 January 1, 2005.
--------------------------------------------------------------------------------

Brokers:                                 Landlord represented by:  None

                                         Tenant represented by:   None

                                         Commission to both brokers to be paid
                                         100% by Landlord.
--------------------------------------------------------------------------------

         1.2 Defined Terms. As used herein, the following terms shall have the meanings specified below:

                  (a)      "Additional Insurance" has the meaning set forth in
Section 12.5(c).

                  (b) "Building" means the building in the Project in which the Premises are located.

                  (c) "Common Areas" means those retail areas and facilities which may be furnished by Landlord in the Project for the common use of Landlord, tenants and other occupants of the Project and others entitled thereto, their officers, agents and employees, including, without limitation, all truckways, driveways, loading docks, delivery passages, sidewalks, corridors, landscaped and planted areas, retaining walls, stairways, elevators, rest rooms, lobby and other similar areas, facilities or improvements, if any.

                  (d)      "Effective Date" shall have the meaning set forth in
Section 18.8.

                  (e) "Inspection Period" means the period beginning on the Premises Delivery Date and ending sixty (60) business days thereafter;

                  (f) "Interest Rate" means the lesser of ten percent (l0%) per annum or the highest interest rate allowed by Law.

                  (g)      "Landlord's Work" has the meaning set forth in
Section 8.1.

                  (h) "Landlord's Delay" means any actual delay in the completion of the Tenant's Work which is due to any act or omission of Landlord, its agents or contractors, including, without limitation: (1) delay in the giving of authorizations or approvals by Landlord within the time limits set forth in the Lease; (2) delay attributable to the acts or failures to act of Landlord, where such acts or failures to act actually and materially delay the completion of the Tenant's Work; (3) delay attributable to the interference of Landlord, its agents or contractors with the completion of the Tenant's Work;
(4) delay attributable to the failure of Landlord to pay, when due, any amounts required to be paid by Landlord pursuant to the Lease; (5) delay attributable to Landlord's failure to have substantially completed the Landlord's Work and delivered the Premises as required under the Lease, or to have provided Tenant with incomplete or inaccurate Building plans; and (6) delay attributable to Landlord's failure to provide Tenant or Tenant's contractors with access to the Premises (and parking lot areas) necessary to allow Tenant to complete the construction of the Tenant Improvements within the Construction Period. No Landlord Delay shall be deemed to have occurred unless and until Tenant has given written notice to Landlord specifying the action or inaction which Tenant contends constitutes a Landlord Delay. If such action or inaction is not cured with one (1) business day after Landlord's receipt of such notice, then a Landlord Delay, as set forth in such notice, shall be deemed to have occurred commencing as of the date Landlord received such notice and continuing for the number of days the substantial completion of the Tenant Improvements was, in fact, delayed as a result of such action or inaction.

                  (i) "Law(s)" means all present and future federal, state, and local statutes, common law, ordinances, regulations, orders, and other requirements of governmental authorities, including without limitation building codes and the Americans with Disabilities Act.

                  (j) "Lease Year" shall have the following meaning: the first "Lease Year" shall mean that period commencing on the Commencement Date and ending on the following December 31st (unless such period is less than five
(5) months, in which case the first Lease Year shall end on the December 31st of the first full calendar year succeeding the Commencement Date). Thereafter, "Lease Year" shall mean each successive twelve (12) month period during the Term.

                  (k) "Memorandum of Lease" shall have the meaning ascribed to that term in Section 18.6.

                  (l) "Normal Business Hours" means those hours and days during which the business in the Premises may elect to be open for business to the public. As of the date of this Lease, Normal Business Hours are, to the extent permitted by applicable Law, 8:00 a.m. to 6:00 p.m., Mondays through Saturdays, (national, state and local holidays excluded) and such additional hours as Tenant may elect.

                  (m) "Permit Contingency Period" means that period beginning on the date which Tenant files its application with the City of Fairfield for approval of its Permits and ending on the Two Hundred Tenth (210th) day thereafter, during which Tenant shall attempt to obtain the Permits.

                  (n) "Permits" are any and all governmental licenses, approvals, permits and other determinations, including, without limitation, sign permits, required for the completion of Tenant's Work and the conduct of the Permitted Use on the Premises, including, but not limited to, a zoning change, variance, use permit, environmental law compliance, utility connection permit, sign approval, and building permit, all for the operation of a financial institution as shown on Tenant's plans. No such license, approval or other determination shall be treated as a Permit under this Lease unless the same shall have been validly issued on terms and conditions acceptable to Tenant and all applicable appeal or review periods for such approval have expired without the filing of an appeal or request for review including without limitation by any ballot initiative or judicial action (hereinafter "Appeal"), or if an Appeal has been filed or occurs, that the Appeal has been resolved on terms satisfactory to Tenant in its reasonable discretion.

                  (o) "Personalty" means Tenant's trade fixtures, furniture, equipment, signs, and any items identifying Tenant's business or Tenant's proprietary marks, inventory and other personal property located in or on the Premises (including, but not limited to, the ATMs, night depository and vault).

                  (p) "Premises Delivery Date" means the date on which Landlord delivers possession of the Premises to Tenant and the Premises are available to Tenant to commence Tenant's Work, provided that such date shall be no earlier than sixty (60) days after Tenant's receipt of Landlord's notice that Landlord's Work in the Premises is Substantially Complete (with such actually being the case), including the Substantial Completion of all exterior improvements to the Project described in the plans referenced in Exhibit "B".

                  (q)      "Rental" has the meaning set forth in Section 5.1.

                  (r) "Substantially Complete" or "Substantially Completed" means all of Landlord's Work is complete except for minor punch list items, provided such other work will not (i) impede the completion of Tenant's Work or preclude Tenant from obtaining any Permit or governmental approval that it needs to open for business or otherwise operate its business at the Premises, including without limitation a certificate of occupancy, (ii) have a total cost in excess of five percent (5%) of the total costs of Landlord's Work, and (iii) take longer than fifteen (15) days to complete.

                  (s)      "Taxes" has the meaning set forth in Section 6.2.

                  (t) "Tenant Improvements" mean all interior structures and Personalty located on the Premises, including the ATMs and all identification, advertising and media required by Tenant to be located on the Premises for the operation of its business.

                  (u) "Tenant Initial Improvements" mean all Tenant Improvements constructed prior to the Commencement Date.

                  (v)      "Tenant's Work" has the meaning set forth in Section
8.2.

                  (w) "Term" means the Initial Term and, after exercise of Tenant's renewal option(s), the Extension Period(s).

                  (x)      "Unavoidable Delay" has the meaning set forth in
Section 18.12.

         1.3 Attachments. The following documents attached hereto or delivered separately to Tenant, as well as all drawings and documents prepared pursuant thereto, are hereby made a part hereof:

         Exhibit "A"       Plan of Premises

         Exhibit "A-1"     Project Legal Description

         Exhibit "B"       Description of Landlord's Work

         Exhibit "C"       Description of Tenant's Work

         Exhibit "D"       Form of Declaration of Commencement Date

         Exhibit "E"       Insurance Coverage

         Exhibit "F"       Signage Renderings

         Exhibit "G"       Form of Subordination, Non-Disturbance and Attornment
                           Agreement

         Exhibit "H"       Form of Memorandum of Lease

         Exhibit "I"       Interim Parking Agreement.

                                    ARTICLE 2
                                    PREMISES
                                    --------

         2.1 Demise. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises and hereby grants to Tenant, its customers, guests, invitees, employees, agents and licensees for use twenty-four (24) hours a day, seven (7) days a week, all non-exclusive easements, rights and privileges appurtenant thereto, including the right to use the "Common Areas" as specified more fully below for the Term and at the Rental hereinafter described.

         2.2 Landlord's Representation Regarding the Condition of Premises. Landlord, to its actual knowledge, represents to Tenant that as of the Premises Delivery Date, the Premises and the Project, shall be in compliance with all applicable Law, including, but not limited to, environmental laws and regulations pertaining to hazardous materials, zoning (including, without limitation, as to the use permitted hereunder, and the American with Disabilities Act), and that any HVAC, electrical, plumbing or any other systems currently existing in or serving the Premises, shall be in good working order, and in compliance with applicable law, and any HVAC, electrical, plumbing or any other systems to be upgraded, installed in or to serve the Premises by Landlord shall be new and, in either case, shall be of the capacity specified in Exhibit "B" and that Landlord prior to the Premises Delivery Date shall remove from the Premises and any area in which Tenant's work may be performed, any hazardous materials or installations, including, without limitation, all asbestos. The foregoing representation shall not apply to any installation or repair to be undertaken by Tenant in accordance with the terms of this Lease and Tenant shall be responsible under the American with Disabilities Act for all "requirements" within the Premises. On or before the Premises Delivery Date, Landlord shall deliver to Tenant, if available, a certificate from the local building permit authority confirming that the Premises is free from all asbestos.

         2.3 Landlord Providing Information. Landlord acknowledges that it has provided Tenant with a legible copy of Landlord's most recent title policy for the premises and the Project, if available, or if not a current preliminary report for the Premises and the Project, and, a copy of the current paid tax bill, and an engineered land survey, whether they are applicable solely to the Premises and the Project or to a larger parcel of which the Premises and the Project are a part. Landlord has also provided Tenant with any other information concerning the Premises and the Project as Tenant may reasonably request, including, without limitation, any available "as-built" plans describing the Premises and the mechanical systems contained therein; a current, preliminary drawing accurately showing dimensions of the proposed location of the Premises (and service areas) and existing and proposed improvements for the remainder of the Project; a floor plan for the Premises showing the demising walls and location of all columns and other structural elements within the Premises; a copy of Landlord's most recent environmental and soils reports; and complete information regarding existing and proposed grades and the locations, sizes, elevations, flow lines and pressures, as applicable, for all utility mains which are to be extended to serve the Premises.

         2.4 Conditions to Lease. This Lease is expressly conditioned upon satisfaction or waiver by Tenant of each of the following conditions within the time limits set forth:

                  (a) Landlord shall be able to obtain or have issued to Tenant (at Landlord's sole cost), the Title Policy upon the recordation of the Memorandum showing the leasehold title to the Premises vested solely in Tenant;

                  (b) Inspection of the Premises by Tenant and its agents within the Inspection Period to verify that (i) the Premises shall contain not less than the square footage set forth in Section 1.1; (ii) the Premises shall not contain Hazardous Materials, and (iii) the Premises are suitable in all respects for Tenant's purposes;

                  (c) Within the Permit Contingency Period, Tenant shall at its expense, procure any and all Permits. Landlord agrees and represents to Tenant that Tenant will not be prevented from obtaining (or complying with) any Permits as the result of Landlord's acts or omissions;

                  (d) Within the Inspection Period, receipt by Tenant of evidence reasonably satisfactory to Tenant that Landlord has received a building permit to complete Landlord's Work, as described in Exhibit "B", attached hereto;

                  (e) Within the Inspection Period, receipt by Tenant of any Non-Disturbance Agreement, as required by Section 15.3;

         Tenant will use reasonable efforts and due diligence to satisfy the conditions set forth in this Section 2.4. Tenant will notify Landlord promptly upon waiver or satisfaction of each of the conditions set forth in this Section
2.4. Except as otherwise stated in Section 2.5, if within ten (10) days after the expiration of the applicable time period Tenant does not terminate this Lease by written notice to Landlord the conditions shall be deemed waived. Landlord hereby grants to Tenant, its agents, employees, contractors, and representatives the right to enter the Premises during normal business hours for the purpose of conducting its due diligence investigation and verifying the square footage of the Premises, as set forth above, provided that such activities do not materially interfere with the performance of Landlord's Work.

         2.5 Notice of Inspection Results. Within the Inspection Period, and provided Tenant has not elected to terminate the Lease, Tenant shall notify Landlord of the results of any inspections performed by Tenant. This notice shall include a statement of objections ("Objections"), if any, and actions Landlord is requested to correct or cure the same regarding: (a) title and access to the Premises; (b) the soil condition of the Premises; and (c) any other conditions related to the Premises. All monetary liens or encumbrances against title to the Premises ("Monetary Liens") shall be deemed to be included in Objections timely delivered to Landlord and Landlord shall remove the same from title for the Premises or obtain a Non Disturbance Agreement for said Monetary Liens on or prior to the time Tenant records its Memorandum provided, however, that Monetary Liens shall not include nondelinquent taxes and assessments. Any notice to Landlord containing objections, but not expressly stating that it is a termination notice from Tenant, shall not cancel this Lease and Landlord shall respond to any objections in the manner set forth in Section 2.6.

         2.6 Correcting Objections. Within ten (10) days subsequent to the date Tenant provides Landlord with any notice pursuant to Section 2.5 of the results of any inspections performed by Tenant, Landlord shall deliver to Tenant a notice ("Corrective Action Notice") specifying either that (a) Landlord will perform all or part of the corrective action requested by Tenant or (b) Landlord will not perform all or part of the corrective action requested by Tenant. If Landlord does not, within the foregoing time period, deliver a written commitment to Tenant to take all of the corrective action requested by Tenant or fails to completely correct or cure any objection Landlord has agreed to correct or cure prior to the expiration of the Inspection Period, Tenant may terminate this Lease by delivering a written termination notice to Landlord within the later of (i) ten (10) days following Tenant's receipt of the Corrective Action Notice or (ii) the expiration of the Inspection Period.

                                    ARTICLE 3
                                      TERM

         3.1 Commencement Date. The Commencement Date shall be the earlier to occur of the following: (i) the day on which Tenant commences its normal business operations from the Premises, or (ii) that day which is sixty (60) days after the later of (a) the Premises Delivery Date or (b) the date on which Tenant obtains its Permits required for the completion of the Tenant's Work ("Tenant's Construction Period"), which Tenant's Construction Period shall be extended one
(1) day for each day Tenant's construction of the Tenant's Work is delayed by Landlord Delays. Landlord and Tenant hereby agree to execute a Declaration of Commencement Date, in the form attached hereto as Exhibit "D", to confirm the Commencement Date, the Term, the number of rentable square feet in the Premises and the other matters listed thereon. Failure to execute said Declaration of Commencement Date shall not affect the commencement or expiration of the Term. Notwithstanding the foregoing in no event shall the Commencement Date occur until (a) Landlord has duly executed and acknowledged and delivered to Tenant
(i) the Memorandum of Lease required by Section 18.6, and (ii) any Non Disturbance Agreement(s) as required by Section 15.2.

         3.2 Option To Extend Term. Tenant shall have the right to extend the Term for the Extension Period specified in Section 1.1, provided no Event of Default (after the appropriate notice and cure provisions provided herein) shall have occurred and be continuing on the date Tenant provides Landlord notice that it is exercising Tenant's option for the Extension Period or on the date that the applicable option would take effect. Tenant's election to extend the Term shall be deemed to have been made for Extension Period unless Tenant has provided written notice to Landlord of its election not to exercise said option at least one hundred eighty (180) days prior to the expiration of the Initial Term. In the event that the Term shall be extended as provided hereunder, the Extension Period shall be upon the same terms and conditions as are in effect under this Lease immediately preceding the commencement of the Extended Term, except that the Annual Basic Rental due from Tenant shall be increased as provided in Section 1.1 and Section 5.2.

         3.3      Termination.

                  (a) This Lease shall terminate on the scheduled expiration of the Term, which is not event shall be beyond the last extension period as stated in Section 1.1. Upon the expiration of the Term, Tenant hereby waives all rights to, any notice to terminate, vacate or quit the Premises.

                  (b) In the event Tenant, within the Permit Contingency Period, is unable, despite its reasonable efforts, to obtain all Permits, Tenant shall have the unilateral right and option to terminate this Lease by written notice to Landlord delivered on or before that date specified in Section 2.4. provided that Tenant shall have applied for all Permits on or before that date which is ninety (90) days after Landlord's delivery to Tenant of construction drawings for Landlord's Work.

                  (c) If the Premises Delivery Date does not occur within sixty (60) days after the Scheduled Delivery Date, Tenant may elect to cancel this Lease by giving thirty (30) days prior written notice of such election to Landlord within fifteen (15) days after the expiration of the above referenced sixty (60) day period. In the event Tenant exercises its right to terminate this Lease as provided under the foregoing sentence, Landlord shall reimburse Tenant for all reasonable out of pocket costs incurred by Tenant prior to the date Tenant terminates the Lease ("Termination Fee") on or before that date which is thirty (30) days after receipt of Tenant's notice of termination; provided, however, that if Landlord is able to cause the Premises Delivery Date to occur within thirty (30) days of its receipt of termination notice given pursuant to this provision of the Lease, any such Tenant termination notice shall be deemed to be rescinded and of no further effect.

                  (d)      Upon termination of this Lease in accordance with
Section 2.4 and/or, in the event of termination by Tenant under subparagraph (c) above, and the payment by Landlord of the Termination Fee, neither Landlord nor Tenant shall have any further obligations or liability under this Lease (other than with respect to those obligations or liabilities which this Lease expressly provides survive such termination).

         3.4 Holding Over. Any holding over by Tenant after the expiration of the Term with the consent of Landlord shall be on a month-to-month basis, terminable by either party on thirty (30) days notice, and shall be at the Annual Basic Rental specified herein (prorated on a monthly basis), provided the Annual Basic Rental shall be increased monthly, rather than annually, for the first month after the expiration of the Term by ten percent (10%) and for each month thereafter by the Percentage Increase (which is the Consumer Price Index effective as of the first day of the calendar month prior to the month for which the calculation is being made) and shall otherwise be on the terms and conditions set forth herein, so far as applicable. Any holding over without the consent of Landlord shall be treated as a tenancy at sufferance at one hundred and twenty-five percent (125%) of the Annual Basic

Rental specified herein (prorated on a daily basis) and shall otherwise be on the terms and conditions set forth herein, so far as applicable.

                                    ARTICLE 4
                                       USE
                                       ---

         4.1 Permitted Use. The Premises may be used for the Permitted Use and, subject to Landlord's approval, which approval shall not be unreasonably withheld, conditioned, or delayed, any other lawful retail use provided that such other use is not precluded by the REA or another tenant exclusive then in effect. Nothing contained herein shall constitute a covenant of continuous operations by Tenant and Tenant shall have the right to cease operation of its business at any time.

         4.2 Exclusive Use. Provided that Tenant has not ceased the conduct of the Permitted Use specified in Section 4.1, for a period longer than one hundred eighty (180) days, excluding discontinuances due to events of damage or destruction or due to interruption or discontinuance of service and utilities to the Premises, or Landlord's failure to perform its obligations under this Lease ("Exempted Discontinuances"), Tenant shall have the exclusive right within the Project except for providing banking, lending or other financial services and ATMs, and Landlord shall not enter into a lease or other agreement that would permit the tenancy or occupancy of any portion of the Project (excluding the Premises) for any use in violation of the above specified restrictions; provided that the restrictions of this Section 4.2 shall not apply to any existing mortgage lender located in the Building or to the possible location of an Edward Jones office in the building owned by Landlord located at 720 Texas Street, Fairfield, California. In the event a violation of any of the covenants set forth in this Section 4.2 continues for more than thirty (30) days after notice thereof from Tenant to Landlord, then in addition to any other right or remedy it may have as a result of violation of the covenants, Tenant may terminate this Lease upon sixty (60) days written notice to Landlord, unless Landlord is diligently pursuing a cure, or as a result of a judicial decision it is determined that such exclusive is unenforceable. Tenant's exclusive rights set forth herein shall be included in the Memorandum of Lease. With respect to the Project only the foregoing exclusive or use restriction shall, if Landlord is a corporation, limited liability company or other entity, apply to all activities of officers, directors, members, subsidiaries and Affiliates of Landlord and shall, if Landlord is a partnership, apply to all activities of general partners of Landlord. Tenant may enforce this covenant by a mandatory or prohibitory injunction obtained in the event of a breach of Landlord's obligations hereunder.

                                    ARTICLE 5
                                     RENTAL
                                     ------

         5.1 Rentals Payable; Net Rental. Commencing on the Commencement Date and continuing throughout the Term, Tenant agrees to pay to Landlord as rental ("Rental") for the Premises, the following:

                  (a)      an annual sum equal to the Annual Basic Rental; plus

                  (b) all additional sums, charges or amounts of whatever nature to be paid by Tenant to Landlord under this Lease, whether or not such sums, charges or amounts are referred to as additional rental ("Additional Rental").

         5.2 Annual Basic Rental; Rental During Extended Term. Annual Basic Rental in the amount provided under Section 1.1 shall be payable in equal monthly installments of one-twelfth (1/12th) of such annual sum, in advance, on the first day of each full calendar month during the Term, the first such payment to include also any prorated Annual Basic Rental for the period from the Commencement Date to the first day of the first full calendar month in the Term.

         5.3 Delinquent Rental. Tenant shall pay all Rental when due and payable, without any setoff, deduction or prior demand therefor whatsoever (except as otherwise expressly provided herein). If any payment of Rental is not made within ten (l0) business days after receipt of written notice from Landlord that the same is delinquent there shall be added thereto, as Additional Rental to compensate Landlord for the inconvenience, administrative burden and expense created hereby, an amount equal to five percent (5%) of the amount due, making the total Rental due, including the Additional Rental, one hundred five percent (105%) of the Rental that would otherwise be due. Such late charges on overdue Rental shall be in addition to, and not in limitation of, Landlord's other rights and remedies in the event of such late payment.

                                    ARTICLE 6
                                      TAXES
                                      -----

         6.1 Taxes. Landlord shall pay, prior to delinquency, all general real estate taxes and installments of special assessments coming due during the Lease term on the Premises, and all personal property taxes with respect to Landlord's personal property, if any, on the Premises. Tenant shall be responsible for paying all personal property taxes with respect to Tenant's personal property at the Premises.

                                    ARTICLE 7
                                  COMMON AREAS
                                  ------------

         7.1 Use of Common Areas. Landlord grants to Tenant and its agents, employees and (where such areas are open to the public) its customers, a non-exclusive license to use in common with others entitled thereto during the Term, the Common Areas, subject to the exclusive control and management thereof at all times by Landlord and subject to the right of Landlord to designate and change from time to time the portions so to be used. Tenant's use of the Common Areas will include a license, coupled with an interest, to use the lobby area of the Building (containing approximately 506 square feet of floor space) for walk-up access to Tenant's ATMs and night depository to be located in the exterior wall of the Premises within the lobby area and for the installation of such security systems and lighting as required by applicable laws regarding ATMs. A portion of Tenant's Basic Rent as indicated in the Rent Schedule in
Section 1.1 is allocated as payment for such usage right.

         7.2 Management and Operation of Common Areas. Landlord will, at Landlord's sole cost and expense, operate and maintain or will cause to be operated and maintained the Common Areas in a first-class, clean and safe condition consistent with comparable first-class retail centers. Landlord will have the right to establish, modify and enforce reasonable rules and regulations ("Rules and Regulations") with respect to the Common Areas and Tenant shall abide by the same, subject to any limitations set forth herein. Notwithstanding the above, neither Tenant nor any of its employees, agents, customers, invitees and/or licensees shall have any obligation to conform to, abide by, or take any other action with respect to any such Rule or Regulation which (A) purports to deprive Tenant of any of material rights under this Lease; (B) purports to impose on Tenant any material obligation or obligations beyond those contained in this Lease; and/or (C) is enforced in a discriminatory fashion by Landlord. Tenant acknowledges that the Rules and Regulations expressly set forth in Exhibit "I" do not deprive Tenant of any of material rights under this Lease or impose on Tenant any material obligation or obligations beyond those contained in this Lease. Whenever the Rules and Regulations conflict with this Lease, this Lease shall control and be deemed the prevailing document for purposes of resolving the conflict.

         7.3 Parking. During the term of this Lease, Tenant shall have the nonexclusive use in common with Landlord, other tenants of the Building, their guests and invitees, of the non-reserved common automobile parking areas, driveways, and footways, subject to rules and regulations for the use thereof as prescribed from time to time by Landlord. Landlord reserves the right to designate parking areas within the Project or in reasonable proximity thereto, for Tenant and Tenant's agents and employees. Tenant shall provide Landlord with a list of all license numbers for the cars owned by Tenant, its agents and employees. Separated structured parking, if any, located about the Building is reserved for tenants of the Building who rent such parking spaces. Tenant hereby leases from Landlord, three (3) on-site spaces in the Project parking area and seven (7) off-site spaces (to be located in the parking lot to be constructed at the corner of Empire and Jefferson). Until such offsite parking is available, interim parking is to be provided by Landlord to Tenant per the Letter Agreement attached hereto and incorporated herein as Exhibit "I". In consideration Tenant leasing the Premises under this Lease, Tenant shall not be required to pay any monthly rental for the above spaces throughout the term of the Lease.

                                    ARTICLE 8
                                  IMPROVEMENTS
                                  ------------

         8.1 Landlord's Work. Subject to Unavoidable Delay, Landlord will promptly and at its sole cost and expense, complete the work, if any, to be performed by Landlord which is described in the plans referenced in Exhibit "B", together with all other items designated or described in Exhibit B (collectively "Landlord's Work"), whether necessary to permit Tenant to commence the work to be performed by Tenant ("Tenant's Work") under Exhibit "C" or otherwise. Subject to Section 18.12, Landlord shall cause Landlord's Work to be Substantially Complete before the Scheduled Delivery Date specified in
Section 1.1 in accordance herewith and Exhibit "B". If Landlord's Work is not Substantially Complete before the Scheduled Delivery Date, Tenant shall be entitled to a credit against Rental two (2) days for each day that Landlord's Work is not Substantially Complete beyond the Scheduled Delivery Date. In the event of any conflict between Exhibit "B" and the Lease, Exhibit "B" shall control. Landlord hereby warrants and guarantees Landlord's Work to be free from defects in workmanship and materials for a period of one (1) year from the Premises Delivery Date. Upon the expiration of said one (1) year period, Landlord shall assign to Tenant all warranties and guarantees with respect to Landlord's Work and, to the extent of any such warranties and guarantees are not assignable, Landlord agrees to enforce the same for the benefit of Tenant. Landlord shall promptly (i) repair any latent defects in Landlord's Work no matter when appearing and (ii) repair any so-called punch-list items about which Tenant notifies Landlord within sixty (60) days of the Premises Delivery Date. Landlord's Work shall be performed in a good and workmanlike manner, using new materials, and the Premises shall be delivered free of all liens and encumbrances and not in violation of any applicable Laws. In the event a mechanic's lien is recorded with respect to Landlord's Work, Landlord shall indemnify, defend and hold Tenant harmless from all costs, losses, damages or causes of action arising from any such lien.

         8.2 Tenant's Work. Subject to Section 18.12, on or before the Commencement Date, Tenant shall, at its sole cost and expense, complete all Tenant's Work in substantial accordance with the Final Plans (as defined below) as approved by Landlord. Ten (10) days prior to the Premises Delivery Date, Tenant will be permitted by Landlord to enter the Premises for the purpose of performing Tenant's Work and for the purpose of installing its fixtures and other equipment, provided (i) Tenant shall have obtained Landlord's written approval of the Final Plans, (ii) Tenant shall have deposited with Landlord the certificates of insurance required in Sections 12.3 and 12.4; and (iii) Tenant's activities shall not interfere with or delay Landlord's Work which shall be reasonably determined by Landlord. Tenant shall, at its expense, remove from the Premises and from the Project all trash which may accumulate in connection with Tenant's activities and, should Tenant fail to do so, Landlord may, no earlier than five (5) business days after providing written notice to Tenant, in addition to any other right or remedy of Landlord, remove such trash following written notice to Tenant, at Tenant's expense, and the reasonable expenses so incurred by Landlord shall be due and payable by Tenant as Additional Rental, upon demand. During such period, Tenant shall perform all duties and obligations imposed by this Lease, including, without limitation, those provisions relating to insurance and indemnification. All improvements to the Premises made or performed by Tenant pursuant to Sections 8.2 or 10.4 and Exhibit "C" shall be the property of Tenant throughout the Term. Upon the expiration of the Term or earlier termination of this Lease, all improvements to the Premises, not including any trade fixtures, ATMs, vault, equipment, Tenant's signs and any items identifying the Tenant's business or Tenant's proprietary marks, or other removable personal property, shall be Landlord's property and shall be surrendered to Landlord unless Landlord notifies Tenant to remove any such improvements made by Tenant pursuant to Exhibit "C" or Section 10.4 which Tenant shall do at its sole cost and expense prior to the end of the Term. Notwithstanding anything to the contrary contained herein, Landlord shall continue to be liable for (a) latent defects, and (b) patent defects in Landlord's Work, notice of which, is delivered to Landlord within one (1) year of the Premises Delivery Date.

         8.3 Mechanic's Liens. No work which Landlord permits Tenant to do or which Tenant is obligated to perform pursuant to this Lease, whether in the nature of erection, construction, alteration or repair, shall be deemed to be for the immediate use and benefit of Landlord so that no mechanic's or other lien shall be allowed against the estate of Landlord by reason of any consent given by Landlord to Tenant to improve the Premises. In the event any mechanic's or other lien shall at any time be filed against the Premises by reason of work, labor, services or materials performed or furnished, or alleged to be performed or furnished, to Tenant or to any one holding the Premises through or under Tenant, Tenant, within thirty (30) days of filing, shall cause the same to be discharged of record or bonded. If Tenant shall fail to cause such lien to be so discharged or bonded after being notified of the filing thereof, then, in addition to any other right or remedy of Landlord, Landlord may discharge the same by paying the amount claimed to be due or may cause the same to be bonded, and the amount so paid by Landlord, including reasonable attorney fees incurred by Landlord in either defending against such lien or procuring the discharge or bonding of such lien, shall be due and payable by Tenant to Landlord, as Additional Rental, upon demand.

         8.4      Tenant's Personalty.

                  (a) Tenant's Personalty located in or upon the Premises shall not become a part of the Premises. Tenant's Personalty is and shall remain the property of Tenant and shall be treated as trade fixtures and personal property of Tenant for the purposes of this Lease. Tenant may remove its Personalty from the Premises (other than HVAC or other building systems) at any time prior to the termination of this Lease. Tenant, at its own cost and expense, may install, place, reinstall or replace upon the Premises, or remove from the Premises, any such Personalty. Any replacement Personalty shall not become the property of Landlord but shall remain Tenant's property the same as the original Personalty.

                  (b) Landlord waives any statutory landlord's lien and any attachment for Rent on the Personalty that Landlord may have or may hereafter acquire. Landlord acknowledges and agrees that Tenant's Personalty may be leased from an equipment lessor or encumbered by Tenant's lender (jointly "Equipment Lessor") and that Tenant may execute and enter into an equipment lease or security agreement with respect to such Personalty ("Equipment Lease"). If and to the extent required by any Equipment Lease or Equipment Lessor, Landlord shall execute and deliver to the Equipment Lessor a written consent or acknowledgment, in recordable form in which Landlord (i) acknowledges and agrees that the Personalty which is the subject of the Equipment Lease constitute the personal property of Tenant, and shall not be considered to be part of the Premises, regardless of whether or by what means they become attached thereto,
(ii) agrees that it shall not claim any interest in such Personalty, and (iii) agrees that Equipment Lessor may enter the Premises for the purpose of exercising any right it may have under the provisions of the Equipment Lease, including the right to remove such Personalty, provided that such Equipment Lessor agrees to repair any damage resulting from such removal and such removal and repair is completed within thirty (30) days after any termination of this Lease.

         8.5 Landlord's Construction Plans. Landlord shall deliver to Tenant final construction drawings describing Landlord's Work, including floor plans, exterior elevations and a site plan, on or before the Effective Date. Landlord has delivered to Tenant final construction drawings describing Landlord's Work.

         8.6 Tenant's Construction Plans. Tenant, at its own cost and expense, shall engage an architect to prepare preliminary space plans or construction working drawings ("Preliminary Space Plans") for Tenant's initial renovation, improvements, and/or alterations. Tenant shall use reasonable efforts to submit the Preliminary Space Plans to Landlord for Landlord's approval, which shall not be unreasonably withheld, conditioned or delayed, within forty five (45) days of the Effective Date. Landlord acknowledges that it is familiar with Tenant's typical storefront designs, including its awnings, signs, parapets and trade colors. Landlord also acknowledges that the Preliminary Space Plans shall include the ATMs which will be installed in the Premises, but will be accessible outside the Premises from the Common Area, and may include a security system to be installed in the Premises. It shall be unreasonable for Landlord to disapprove professionally designed, lawfully permitted storefront designs which arc generally consistent with storefronts at Tenant's other locations; provided, however, that Tenant shall not materially change the City-approved, exterior elevation without first obtaining Landlord's written approval prior to seeking the City's approval. Any such changes to the exterior elevation pursuant to the foregoing sentence shall be at Tenant's sole expense. In the event Landlord fails to review Tenant's Preliminary Space Plans within five (5) days after receipt thereof, Tenant's Preliminary Space Plans shall be deemed approved; this provision shall also apply to any subsequent submissions by Tenant.

         Within forty five (45) days after the Preliminary Space Plans have been approved, Tenant, at its sole cost and expense, shall prepare and deliver to Landlord four copies and one sepia of its final plans or construction drawings and specifications for Tenant's Work, based on the approved Preliminary Space Plans ("Final Plans") covering the items of construction and improvements that were included in the approved Preliminary Space Plans. Within five (5) days after receipt of the Final Plans, Landlord shall either approve the Final Plans or deliver to Tenant its specific objections to the Final Plans together with its proposed solution to each objection. Landlord shall not disapprove of the Final Plans if the same are in substantial conformance with the approved Preliminary Space Plans. Tenant shall obtain Landlord's consent to any material changes to the Final Plans as approved by Landlord, provided that Landlord shall be deemed to have granted such consent (i) with respect to any changes required by the City or County, as applicable, where the Premises is located as a condition of Tenant being able to obtain any permits necessary for it to construct Tenant's Work or (ii) if Landlord fails to disapprove of such change within five (5) days after receipt of a request from Tenant for approval of the same. In the event of any discrepancy between the provisions of this Lease (including the Exhibits) and the Final Plans (as defined below) provided to and approved by Landlord, the Final Plans shall control. Tenant shall engage and supervise the performance of a general contractor for the purpose of performing the Tenant's Work.

         8.7 Landlord's Cash Allowance. Landlord shall pay Landlord's Cash Allowance to Tenant in the amount not to exceed Thirty-Three Thousand and no/100ths Dollars ($33,000.00) no later than five (5) business days after the submission by Tenant to Landlord of copies of paid invoices for labor, materials or equipment incurred by Tenant in connection with the completion of Tenant's improvements on the Premises and a copy of Tenant's certificate of occupancy. In the event Landlord fails to pay Tenant Landlord's Cash Allowance as hereinbefore provided, Tenant shall have the right to setoff such Landlord's Cash Allowance against Annual Basic Rental and Additional Rental.

                                    ARTICLE 9
                                   OPERATIONS
                                   ----------

         9.1      Operations by Tenant.

                  (a) With regard to the use and occupancy of the Premises and Project, Tenant will at its expense: (i) keep the inside and outside of all glass in the doors and windows of the Premises in a good, clean and safe condition: (ii) keep all exterior store surfaces of the Premises in a good, clean and safe condition; (iii) replace promptly any cracked or broken glass of the Premises with glass of like kind and quality; (iv) maintain the Premises in a clean, orderly, sanitary and attractive condition and reasonably free of insects, rodents, vermin and other pests; (v) have garbage, trash, rubbish and refuse removed from the interior of the Premises on a daily basis; and (vi) comply with all Laws, now or hereafter in force, except that Tenant shall have no responsibility to correct or remedy (A) any violations of Laws related in any way to the Premises existing on or prior to the Premises Delivery Date, (B) any violations of Laws caused by the action of Landlord, its employees, agents or contractors, (C) any violations of Laws related to the existence of Hazardous Materials on the Premises except as provided in Section 9.3; and/or (D) any violations of Law requiring (1) structural repair or modifications or (2) repairs or modifications to the utility or center service equipment located outside of or not exclusively serving the Premises or (3) installations of new Project service equipment, such as fire detection or suppression equipment, unless such repairs, modifications, or installations are due to Tenant's Work, alterations, or repairs in the Premises or Tenant's particular manner of use of the Premises (as opposed to retail store operations, generally), or are due to the negligence or willful misconduct of Tenant or any agent, employee, or contractor of Tenant, or the result of a new Law or new interpretation of a Law.

                  (b) In regard to the use and occupancy of the Premises and Project, Tenant will not: (i) use or permit the use of any loudspeakers, phonographs, public address systems or sound amplifiers audible or visible outside of the Premises; (ii) permit undue accumulations of garbage, trash, rubbish or other refuse within or without the Premises; or (iii) cause or permit objectionable odors to emanate or to be dispelled from the Premises.

         9.2 Signage. Tenant shall not have the right to place or suffer to be placed or maintained on the exterior of the Premises any sign, awning, advertising matter or any other thing of any kind unless first approved by Landlord, such approval not to be unreasonably withheld, conditioned or delayed. Tenant's exterior signage much comply with the City of Fairfield standards. Tenant shall obtain all necessary Permits for such exterior sign, awning, and advertising matter and it shall be professionally prepared and similar to that signage used by substantially all of Tenant's other financial centers. Landlord shall not have the right to approve interior signage of the Premises. Tenant will, at its sole cost and expense, maintain such sign, decoration, lettering, advertising matter, or other thing as may be permitted hereunder in good condition and repair at all times. Landlord's approval of signage as required herein shall not be unreasonably withheld, delayed or conditioned. The foregoing notwithstanding, it shall be unreasonable for Landlord to disapprove professionally prepared, lawfully permitted exterior signage consistent with Tenant's standard permanent store signage used at Tenant's other financial centers. Notwithstanding anything to the contrary set forth herein, Landlord hereby approves Tenant's proposed signage renderings attached hereto as Exhibit "F". Notwithstanding the above, Tenant shall have the right to maintain two (2) signs in the signage on two (2) sides of the building on the Premises.

         9.3 Hazardous Materials. Without limiting the generality of their other covenants hereunder, Tenant agrees in regard to the use and occupancy of the Premises, and Landlord agrees in regard to the remainder of the Project and the Common Area, to comply with all environmental Laws, including, without limitation, those applicable to "Hazardous Materials." Tenant shall indemnify, defend, and hold harmless Landlord and its officers, employees, agents, contractors and those claiming by, through or under Landlord, from and against all loss, cost and expense (including, without limitation, attorney's fees) of whatever nature suffered or incurred by Landlord (i) on account of the breach by Tenant of its covenant in the first sentence of this Section 9.3 with regard to the presence of Hazardous Materials on the Premises; or (ii) caused by Hazardous Materials brought onto the Project or the Common Area by Tenant or Tenant's employees, agents, vendors, guests or invitees in violation of said covenant. Landlord shall indemnify, defend, and hold harmless Tenant and its officers, employees, agents, contractors and those claiming by, through or under Tenant, from and against all loss, cost and expense (including, without limitation, attorney's fees) of whatever nature suffered or incurred by Tenant on account of the breach by Landlord of its covenant in the first sentence of this Section 9.3 with regard to the release of Hazardous Materials by Landlord or Landlord's employees, agents, or contractors. Notwithstanding any other term or condition of this Lease, Landlord agrees that the use or disposal of wastes or materials such as cleaning products in quantities and concentrations customarily found in food service establishments similar to Tenant's which are used in a manner that does not violate any environmental Laws shall not constitute a breach of this Lease. Nothing set forth above shall be construed to obligate Tenant to remove, remediate or otherwise respond to, or to indemnify, defend or hold harmless Landlord (or any other person) as a result of or in connection with, or to pay to Landlord (or any other person) as Common Area Expense or otherwise any costs or expenses arising out of, any Hazardous Materials that (x) were present on or under the Premises, Common Area or any other portion of the Project on the Premises Delivery Date or at any time prior thereto, (y) which may migrate onto or under the Premises, Common Areas or other portion of the Project at any time after the Premises Delivery Date from adjacent property or sources not owned by Tenant or any person under Tenant's control, or (z) otherwise not placed onto the Premises or Common Area by Tenant or Tenant's agents, employees, or contractors, and Tenant shall have no responsibility under this Lease whatsoever for any such Hazardous Materials. For purposes of this Lease, Hazardous Materials mean any substance or material that is toxic, hazardous to health, radioactive, reactive or corrosive or that is defined or designated as a hazardous or extremely hazardous toxic waste, material or substance by Law.

                                   ARTICLE 10
                             REPAIRS AND ALTERATIONS
                             -----------------------

         10.1     Repairs To Be Made By Landlord.

                  (a) Repairs. Landlord's sole repair and maintenance obligations with respect to the Building and the Common Area of the Project are, at its expense, (i) to operate, maintain and repair the Common Areas as provided in Section 7.2 above; (ii) to keep in good order, condition and repair all common utility systems, service equipment, HVAC, electrical, plumbing and other mechanical systems in the Building located outside of, or not exclusively serving the Premises and all structural components of the Building including, without limitation, the load-bearing walls, structural columns, structural floor and structural ceiling of the Building, the storefront (excluding, however, all doors, door frames, windows and glass, repairs to which are the responsibility of each tenant), and the roof over the Building; and (iii) to make all other repairs necessitated by (a) the acts or omissions of Landlord, its agents, employees or contractors or the failure of Landlord to perform its obligations hereunder or (b) latent defects and items not in compliance with Laws in the construction of the Building and in Landlord's Work on the Premises; provided Tenant shall give Landlord notice of the necessity for such repairs with respect to the Premises and provided that the necessity for such repairs shall not arise from nor be caused by the negligence or willful acts of Tenant, its agents, concessionaires, officers, employees, licensees, contractors, vendors, guests or invitees.

                  (b) Compliance with Law(s). After delivery of the Premises to Tenant, Landlord will comply with all Law(s) pertaining to the condition of the Building and the Premises related to those items which Landlord constructed or caused to be constructed in the Building or the Premises or which Landlord is required to maintain and/or repair pursuant hereto. Any improvements that are from time to time required to be made to the Premises in connection with complying with any applicable Laws (including building codes and the Americans with Disabilities Act) shall be completed by Landlord at Landlord's sole cost and expense.

                  (c) Emergency Repairs. If any maintenance or repair for which Landlord is obligated is of an emergency nature which if not attended to immediately will or might result in injury or damage to persons or property, or materially interfere with the conduct of Tenant's business at the Premises, then Tenant, after reasonable efforts to contact Landlord, may make such emergency repairs or perform such maintenance as is necessary to meet the emergency at Landlord's expense. Landlord will promptly reimburse Tenant the reasonable cost of the emergency repairs or maintenance within thirty (30) days after receipt of an itemized statement accompanied by invoices for the repairs and charges.

         10.2 Repairs To Be Made By Tenant. All repairs to the Premises or any installations, equipment or facilities therein, other than those repairs required to be made by Landlord pursuant to Section 10.1 or Article 13, or those required as the result of the negligence or willful acts of Landlord, its agents, employees, or contractors, shall be made by Tenant at its expense. Without limiting the generality of the foregoing, Tenant will keep the interior of the Premises, together with all HVAC, electrical, plumbing and other mechanical systems located within, and exclusively serving the Premises (other than items to be repaired by Landlord pursuant to Section 10.1), and all plate glass windows, in good order, condition and repair and will make all replacements thereto from time to time required at its expense; and will surrender the Premises at the expiration of the Term or at such other time as it may vacate the Premises in as good condition as when received, excepting only ordinary wear and tear, damage by Casualty and any damage caused by the failure of Landlord to perform its obligations under Section 10.1.

         10.3 Damage to the Premises. Tenant will repair promptly, at its expense, any damage to the Premises and, upon demand, shall reimburse Landlord, as Additional Rental, for the cost of the repair of any damage elsewhere in the Project caused by bringing into the Premises any property for Tenant's use, or by the installation or removal of such property, regardless of fault or by whom such damage shall be caused (unless caused by Landlord, its agents, employees, or contractors); and in default of such repairs by Tenant, at the expiration of ten (10) days after notice to Tenant, Landlord may exercise its self-help rights provided in Section 18.10.

         10.4 Alterations by Tenant. Tenant will not make any structural alterations, renovations, improvements or other installations in, on, or to the Premises or any part thereof (including, without limitation, any alterations of the storefront or any cutting or drilling into any structural element of the Building) until Tenant shall have received Landlord's written approval, which approval Landlord agrees shall not be unreasonably withheld, delayed or conditioned. Any structural modifications to the Premises which materially affect the structure of the Premises or Building shall require Landlord's prior written approval, which approval shall be subject to Landlord's sole discretion. Tenant may at its sole cost, without Landlord's consent (a) make non-structural, interior, remodeling or refurbishing alterations which (i) do not affect the storefront or Project systems, and (ii) are in compliance with the requirements of Section 8.2 or (b) make any such other alterations or repairs which are of an emergency nature, provided the same are made in a workmanlike manner and utilizing good quality materials. Tenant shall have the right to place and install personal property, trade fixtures, equipment, signs or other items identifying Tenant's business or Tenant's proprietary marks and other temporary installations in and upon the Premises, and fasten the same to the Premises. All personal property, equipment, machinery, trade fixtures, signs or other items identifying Tenant's business or Tenant's proprietary marks, and temporary installations, whether acquired by Tenant at the commencement of the Lease term or placed or installed on the Premises by Tenant thereafter, shall remain Tenant's property free and clear of any claim by Landlord. Tenant shall have the right to remove the same at any time during the term of this Lease provided that all damage to the Premises caused by such removal shall be repaired by Tenant at Tenant's expense.

         10.5     Changes and Additions to the Project.

                  (a) Subject to Section 10.5(b), Landlord reserves the right at any time and from time to time, without the same constituting breach of Landlord's covenant of quiet enjoyment (express or implied) or an actual or constructive eviction, and without incurring any liability to Tenant or otherwise affecting Tenant's obligations under this Lease: (i) to make such changes, alterations, improvements, repairs or replacements in or to the Project (including the Common Areas) and the fixtures and equipment thereof, and in or to the land on which the Project is located, or properties adjacent thereto, as Landlord may deem necessary or desirable in connection with the remodeling, reconstruction, redevelopment, redesigning or expansion of the Project or otherwise, and in connection, therewith, to change the arrangement and/or location of entrances or passageways, doors and doorways, access ramps, parking and drive lanes, corridors, elevators or other public parts of the Project, the Common Areas of the Project; (ii) to make additions, alterations, and modifications to and rearrangements and reductions of the

Project, including the Common Areas; (iii) to change the dimensions and types of other retail stores; (iv) to convert Common Areas into leasable areas; and (v) to expand the size of the Project by acquiring or making available additional land or space and constructing additions thereon.

                  (b) Landlord's right to make or cause to be made additions, alterations, modifications or other changes to the Project or Common Areas as described in Section 10.5(a) above (hereinafter collectively referred to as "Landlord's Alterations") shall be subject to the following conditions:
Landlord hereby agrees not to construct or maintain or permit any other party or occupant of the Project to construct or maintain any building, barrier or signs, or to allow any other changes to the Common Area, within the Premises without Tenant's consent, which consent may not be unreasonably withheld, conditioned or delayed; provided, however, Landlord shall be permitted to locate within the Premises directional signs or temporary improvements normally and customarily found in common areas of similar Projects located in the Fairfield area; provided, however, any such signs or improvements shall not materially and adversely interfere with Tenant's or Tenant's invitees access to, or use of the Project or the Premises, nor Tenant's right to use the lobby for ATM installation and access, nor Tenant's parking rights granted under this Lease. For purposes of this paragraph, a material change in grade shall be deemed a "barrier." It shall be reasonable for Tenant to withhold its consent for Landlord's Alterations if the same: (i) materially or adversely interferes with the visibility of the Premises from the Common Areas; (ii) materially or adversely alters the trade flow to the Premises or the ATMs; (iii) obstructs Tenant's service door, if any, or impairs Tenant's right of ingress and egress through such door; or (iv) materially reduces the quantity or proximity of the Common Area seating or parking, materially adversely affects traffic flow, ingress or egress to, or visibility of the Premises or the ATMs. Notwithstanding anything to the contrary set forth in this Lease, Landlord shall have no right to (and Landlord shall not) relocate the Premises or the ATMs.

                  (c) Tenant agrees that Landlord shall have the right to place in the Premises (but in such manner as not unreasonably to interfere with Tenant's use of the Premises) utility lines telecommunication lines, shafts, pipes and the like, for the use and benefit of Landlord and other tenants and occupants of the Project, and to replace and maintain and repair such lines (provided such work does not unreasonably interfere with Tenant's use of its Premises), shafts, pipes and the like, in, over and upon the Premises; Landlord shall use all reasonable efforts to place any such lines, shafts, pipes and the like above the finished ceiling, within columns or risers, or otherwise not visible within the usable area of the Premises. Such lines, shafts, pipes and the like, shall not be deemed part of the Premises under this Lease. Tenant shall have no rights with respect to the land or improvements below the floor slab, above the interior surface of the ceiling of the Premises, or air rights above the Premises.

         10.6 Roof and Walls. Except as permitted under Section 18.17, Landlord shall have the exclusive right to use all or any part of the roof and walls of the Project and the air rights above the roof for any purpose, provided Tenant's operations are not disrupted thereby.

                                   ARTICLE 11
                                    UTILITIES
                                    ---------

         11.1 Water, Electricity, Telephone, and Natural Gas. Landlord will provide at points in or adjacent to the Premises the facilities described in Exhibit "B" to enable Tenant to obtain water, electricity, telephone, HVAC, and natural gas for the Premises. Tenant shall make application for, arrange for, pay for (directly to such utility) and be solely responsible for all charges for utility services for the Premises, except that Landlord shall be solely responsible for the payment of any initial connection or so-called "tap-in" fees. All utilities shall be separately metered with the installation of said meters to be at Landlord's expense. Landlord shall have the same rights and remedies for nonpayment by Tenant of any utility charges that Landlord has under this Lease for failure of Tenant to pay Rental. Without limitation of the foregoing, Tenant acknowledges that the lighting of Tenant's signs on or at the Premises, including, without limitation the lighting under Tenant's storefront canopy, if any, will be connected to Tenant's electrical meter. Notwithstanding the foregoing, Landlord and Tenant agree that water shall not be separately metered to the Premises. There will be only one (1) meter to the Building for water and Tenant shall pay fifty percent (50%) of the charges for water usage billed to the Building as Tenant's share, which payment shall be due within ten
(10) days of Tenant's receipt of Landlord's invoice thereof or upon such other date as mutually agreed upon by Landlord and Tenant.

         11.2 Trash and Garbage Removal. Tenant shall be solely responsible for trash and garbage removal from the Premises, including the placing of all trash and garbage in containers which Landlord will provide for such purpose, which containers shall be an adequately sized and screened trash dumpster or compactor enclosure located as shown on the Site Plan. Tenant may elect to use the trash and garbage removal service furnished by Landlord to tenants in the Project. Tenant's election shall be by written notice to Landlord. If Tenant elects to use the garbage removal service provided by Landlord, Tenant shall pay for such service monthly, as Additional Rental, in accordance with a uniform exhibit of charges to be established by Landlord. In no event shall Tenant be obligated to pay Landlord more for trash and garbage removal than the prevailing competitive rates of reputable independent trash removal contractors for service similar to that provided by Landlord.

         11.3 Cleaning Services. Tenant shall, at its expense, provide the Premises (including, without limitation, exterior plate glass, exterior doors and framing, exterior walls, exterior signs, the sidewalks immediately adjacent to the Premises and the service entrance) with those janitorial, window cleaning, pest and vermin control, repainting and other services required to maintain the Premises in a clean, sanitary, safe, and attractive condition in accordance with the standards of comparable retail establishments, but in any event, not less than the reasonable standards established by Landlord for the Common Areas and other retail tenants.

         11.4 Discontinuance and Interruptions of Services. Except as otherwise expressly provided herein Landlord shall not be liable to Tenant for damages or otherwise (a) if any utility shall become unavailable from any public utility company, public authority or any other person or entity supplying or distributing such utility, or (b) for any interruption in any service hereunder (including, without limitation, any heating, ventilation or air-conditioning) caused by the making of any necessary repairs or improvements or by any cause beyond Landlord's reasonable control, and the same shall not constitute a termination of this Lease or an eviction of Tenant. In no event shall Landlord be liable to Tenant for indirect or consequential damages. The forgoing notwithstanding, in the event Tenant is unable to operate its business from a part or all of the Premises due to the interruption of any utilities and services Landlord is required to provide hereunder due to Landlord's negligence or the negligence of Landlord's employees, agents, servants or contractors and Tenant shall not be in default, Tenant shall receive a proportionate abatement of Annual Basic Rental for that period of time commencing upon the second (2nd) consecutive business day upon which Tenant is unable to operate its business from the Premises and extending through the day prior to the day Tenant may reopen the Premises.

                                   ARTICLE 12
                             INDEMNITY AND INSURANCE

         12.1 Tenant's Indemnity. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all costs, loss, damage or expense arising out of death of or injury to persons, or loss of or damage to property in connection with the entry onto the Premises by Tenant, its agents, employees, or contractors prior to the Premises Delivery Date, or the use and enjoyment of the Premises by Tenant, its agents, officers, directors, contractors, employees, vendors, guests and invitees (collectively, the "Tenant Parties"), or any negligent act or omission by any of them, except and to the extent that any such loss, cost, damage or expense arising out of death of or injury to persons, or loss of or damage to property is caused by or results from the negligent or unlawful acts or omissions or willful misconduct of Landlord, its employees, agents or contractors. This indemnity and hold harmless agreement shall include indemnity against all expenses and liabilities incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof with counsel selected by Tenant and reasonably acceptable to Landlord or counsel selected by an insurance company which has accepted liability for any such claim. This Section 12.1 shall survive the termination of this Lease.

         12.2 Landlord's Indemnity. Landlord shall indemnify, defend, and hold harmless Tenant and each other Tenant Party from and against any and all claims, demands, liabilities, fines, suits, actions, proceedings, orders, decrees, judgments, losses, damages, costs and expenses, whether arising in connection with death of or injury to persons, loss of or damage to property, or otherwise (including, without limitation, reasonable attorneys' fees), occurring in (i) the Common Areas or any portion of the Building or Project outside the Premises, or (ii) any negligent act or omission or willful misconduct of Landlord (or any of its agents, employees, or contractors), or (iii) any breach of default in the performance of any of Landlord's obligations arising out of this Lease, except and to the extent that any such loss, cost, damage or expense is caused by or results from the negligent or unlawful acts or omissions or willful misconduct of Tenant (or any of its agents, employees or contractors). This indemnity and hold harmless agreement shall include indemnity against all expenses and liabilities incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof with counsel selected by Landlord and reasonably acceptable to Tenant or counsel selected by an insurance company which has accepted liability for any such claim. This Section 12.2 shall survive the termination of this Lease.

         12.3 Tenant's Insurance. At all times after the execution of this Lease, Tenant will take out and keep in force, at its expense the following insurance coverages with the limits as listed on Exhibit "E":

                  (a) commercial general liability insurance, written on an occurrence basis and including contractual liability coverage for any liabilities assumed under this Lease for property damage and personal injury, and coverage against all claims for injury to or death of persons or damage to property on or about the Premises;

                  (b) casualty insurance covering all of Tenant's Personalty and improvements made by Tenant located in or at the Premises, in an amount not less than ninety percent (90%) of their full replacement value from time to time, including replacement cost endorsement, providing protection against any peril included within the classification Fire and Extended Coverage, sprinkler damage, vandalism, theft, burglary, malicious mischief, and the other additional perils as covered in a "special form - causes of loss" (formerly "all risks") standard insurance policy (but excluding flood, earthquake, rent loss or lost profits and terrorism insurance). Any such policy proceeds shall be used for the repair or replacement of the insured property damaged or destroyed unless this Lease shall cease and terminate under the provisions of Article 13 in which case the proceeds of such insurance may be retained by Tenant in the event this Lease is so terminated;

                  (c) if and to the extent required by law, worker's compensation employee liability or similar insurance in form and amounts required by law; and

                  (d)      automobile liability insurance.

         12.4 Tenant's Contractor's Insurance. Tenant shall require any contractor of Tenant performing work on the Premises to take out and keep in force, at no expense to Landlord the following insurance coverages with the limits as listed in Exhibit "E".

                  (a) commercial general liability insurance, including contractor's liability coverage, contractual liability coverage, completed operations coverage, broad form property damage endorsement and contractor's protective liability coverage, to afford protection to the limit of not less than the limits as listed on Exhibit "E".

                  (b) worker's compensation employer's liability or similar insurance in form and amounts required by law.

                  (c)      automobile liability insurance.

         12.5     Landlord's Insurance.

                  (a) Casualty Insurance. At all times during the Term, Landlord will maintain in force casualty insurance insuring the Building, including the Premises (except for any such part Tenant is required to insure against pursuant to Section 12.3) for the full insurable value thereof from time to time, including replacement cost endorsement, providing protection against any peril included within the classification Fire and Extended Coverage, sprinkler damage, vandalism, theft, burglary, malicious mischief, and the other additional perils as covered in a "special form - causes of loss" (formerly "all risks") standard insurance policy.

                  (b) Liability Insurance. During the entire Term, Landlord will maintain in force commercial general liability insurance written on an occurrence basis, including, without limitation, contractual liability coverage for any liabilities assumed under this Lease for property damage and personal injury, and a broad form property damage endorsement with the limits as listed on Exhibit "E".

                  (c) Additional Insurance. During the Term, Landlord may obtain additional insurance coverage or endorsements for all or portions of the Project that are commercially reasonable, including without limitations, earthquake, flood and terrorism insurance ("Additional Insurance").

         12.6 Policy Requirements. The company or companies writing any insurance which Tenant, Tenant's contractor's or Landlord is required to take out and maintain or cause to be taken out or maintained pursuant to Sections 12.3, 12.4, and 12.5, shall be with a company or companies licensed or admitted to do business in the state in which the Premises are located. Notwithstanding anything to the contrary contained herein, Tenant's obligation to carry insurance may be satisfied by coverage under a so-called blanket umbrella or excess policy or policies of insurance and Tenant may self-insure, subject to the provisions contained herein; provided, however, that the coverage afforded Landlord will not be reduced or diminished as a result thereof. Landlord shall name Tenant and any lender of Tenant's secured by Tenant's interest in the Premises (or any improvements contained therein) of which Landlord has received notice as an additional insured on Landlord's commercial general liability policy or policies required to be carried hereunder. Landlord and any lender of Landlord secured by Landlord's interest in the Premises of which Tenant has received notice shall be an additional insured on Tenant's commercial general liability policy or policies required to be carried pursuant to this Lease. Each such policy shall also contain a provision by which the insurer agrees that such policy shall not be canceled except after thirty (30) days' written notice to the additional insured. A certificate of each such policy, shall be deposited with Landlord by Tenant promptly upon commencement of Tenant's obligation or Tenant's contractors to procure the same. With respect to the Premises, any liability insurance carried by Tenant shall be deemed primary to any liability insurance carried by Landlord.

         12.7 Failure to Maintain Required Insurance. If Tenant shall fail to perform any of its obligations under Sections 12.3 or 12.4, then in addition to any other right or remedy of Landlord after fifteen (15) days notice from Landlord, Landlord may perform the same and the cost thereof shall be deemed Additional Rental and shall be payable within thirty (30) days Tenant's receipt of Landlord's demand for the same accompanied by an invoice or other documentation showing the amount of the subject premiums. If Landlord shall fail to perform its obligation to cause the Premises to be covered by fire or casualty insurance as required by Section 12.5(a), then in addition to any other right or remedy of Tenant after thirty (30) days notice from Tenant, Tenant may obtain such insurance on Landlord's behalf insuring the Premises (and any other portion of the Project necessary to obtain such coverage). Landlord shall reimburse the Tenant for the costs within thirty (30) days Landlord's receipt of Tenant's demand for the same accompanied by an invoice or other documentation showing the amount of the subject premiums.

         12.8 Waiver of Subrogation. Notwithstanding any other provision in this Lease, in the event the Premises or its contents, or any other portion of the Project, are damaged or destroyed by fire or other insured casualty, Landlord, to the extent of the coverage of Landlord's policies of fire insurance and endorsements as required above and as otherwise carried by Landlord, hereby waives its rights, if any, against Tenant with respect to such damage or destruction, even if said damage or destruction shall have been caused, in whole or in part, by the negligence of Tenant, its agents, servants, employees or contractors. Notwithstanding any other provision in this Lease, in the event the Premises or its contents are damaged or destroyed by fire or other insured casualty, Tenant to the extent of coverage of Tenant's policies of fire insurance and endorsements as required above and as otherwise carried by Landlord, hereby waives its right, if any, against Landlord with respect to such damage or destruction, even if said fire or other casualty shall have been caused, in whole or in part, by the negligence of Landlord, its agents, servants, employees, or contractors. The insurance policies obtained by Landlord and Tenant pursuant to Sections 12.3(b) and 12.5(a) respectively shall contain endorsements waiving any right of subrogation which the insurer may otherwise have against the non-insuring party. If at any time, Landlord's or Tenant's insurance carrier refuses to write insurance which contains a consent to the foregoing waiver of subrogation, Landlord or Tenant, as the case may be, shall notify the other party in writing, and upon the giving of such notice, the provisions of this paragraph shall be null and void as to any casualty which occurs after the date of such notice.

                                   ARTICLE 13
                             DAMAGE AND DESTRUCTION
                             ----------------------

         13.1 Damage to the Premises. If during the Term there shall be damage to the Premises, included in Landlord's Work, or the same are destroyed, by fire, the elements, accident or other casualty (any such causes are referred to herein as a "Casualty") Landlord shall, to the extent of available insurance proceeds, promptly proceed to restore the Premises to the same condition in which it was immediately prior to the occurrence of such damage, except as otherwise provided in Section 13.2.

         13.2     Landlord's and Tenant's Option to Terminate Lease.

                  (a) Notwithstanding the provisions of Section 13.1 if the area occupied by other retail tenants is damaged to the extent of sixty percent (60%) or more of the gross leasable area of the Project, Landlord or Tenant may elect to terminate this Lease by giving to the other party notice of such election within sixty (60) days after the occurrence of such event. If such notice is given, the rights and obligations of the parties shall cease as of the date of such notice and Tenant shall vacate and surrender the Premises to Landlord. Upon such termination, Rental (other than any Additional Rental due Landlord by reason of Tenant's failure to perform any of its obligations hereunder) shall be adjusted as of the date of such termination.

                  (b) In the event of any Casualty which is not or cannot be repaired or restored by Landlord for any reason within one (1) year following the occurrence of such Casualty, Tenant shall have the right to terminate this Lease on thirty (30) days notice to Landlord upon the earlier to occur of: (a) the date on which it becomes apparent that such repairs or restoration cannot be completed within such one (1) year period; or (b) upon the expiration of such one (1) year period, if such repairs or restoration have not been Substantially Completed by such date, provided that such notice is given not later than thirty
(30) days after the expiration of said one (1) year period.

                  (c) In the event that the Premises are substantially damaged or destroyed by Casualty or eminent domain during the last twenty-four
(24) months of the Lease, Tenant or Landlord may terminate this Lease upon written notice to the other within thirty (30) days of such Casualty.

         13.3 Abatement of Rental. During the repair and restoration of the Premises or the Tenant Control Area by Landlord, Rental will be abated proportionately with the degree to which Tenant's use of the Premises is impaired. The abatement of Rental will commence on the date of such damage or destruction and continue during the period of Landlord's repair or restoration, but in no event longer than one (1) year after the Casualty. Tenant will continue the operation of its business on the Premises during such period of repair and restoration to the extent reasonably practicable as determined in Tenant's reasonable judgment and so as not to interfere with repairs. Unless this Lease is terminated by Landlord or Tenant, as the case may be, Tenant shall refixture the Premises in a manner and to a condition equal to the existing prior to such Casualty, and the proceeds of all fire or casualty insurance carried by Tenant pursuant to this Lease shall be used for said purpose.

                                   ARTICLE 14
                                  CONDEMNATION
                                  ------------

         14.1 Total Taking. In the event that the entire Premises is taken for any public or quasi-public use under any statute, or by right of eminent domain, or by purchase in lieu of eminent domain (collectively, a "Total Taking"), then this Lease may be terminated by Tenant by written notice to Landlord effective the date that possession of the Premises is taken by the condemning agency or authority.

         14.2 Partial Taking. In the event that a portion of the Premises is taken as a result of the exercise of the power of eminent domain or under the threat of the exercise of such power (a "Partial Taking"), and the portion not so taken would not, in the reasonable discretion of Tenant, be adequate for the continued operation of Tenant's business, Tenant shall have the right to terminate this Lease by written notice to the other of its desire to do so, provided that such notice is given not later than thirty (30) days after Tenant has been notified of such taking. (For the purposes of Sections 14.1, 14.2 and 14.3, the term "Premises" includes that portion of the Common Area utilized for access to Tenant's ATMs.) Should this Lease not be terminated in accordance with the foregoing provisions in the event of a Partial Taking, Landlord shall, at Landlord's cost and expense, to, as soon as reasonably possible, restore the remaining portion of the Premises to an architectural unit of substantially similar quality and character as existed prior to such taking, and, thereafter, all Rental and payment obligations of Tenant shall be adjusted on an equitable basis, taking into account the relative value of the portion of the building floor area of the Premises taken as compared to the portion remaining.

         14.3 Abatement of Rental During Restoration. During the repair and restoration of the Premises by Landlord, Rental will be abated proportionately with the degree to which Tenant's use of the building floor area of the Premises is impaired. The abatement of Rental will commence on the date of destruction and continue during the period of such repair or restoration but in no event longer than one (1) year after the taking. Tenant will continue the operation of its business on the Premises during any period of repair and restoration to the extent reasonably practicable from the standpoint of prudent business management and so as to not interfere with the repairs by Landlord.

         14.4 Payment of Award. All compensation awarded or paid for or in connection with a Total Taking or Partial Taking is hereby collectively referred to as the "Award". Any Award for (a) Landlord's fee interest in the Premises and the Project; and (b) "bonus value" of the Lease will belong to Landlord. Notwithstanding the aforementioned, Tenant will retain and have a claim for the following items: (i) compensation for the taking of Tenant's leasehold estate;
(ii) the Unamortized Cost of Tenant Improvements (to the extent Landlord has not contributed to the cost thereof); (iii) that portion (if any) of the Award made to Landlord for the taking that results in the enhancement of the Award to Landlord as a result of Tenant's Personalty or fixtures that are removable by Tenant under the terms of this Lease, but that are required to be taken or are acquired by the condemnor; (iv) all compensation payable by the condemning authority and attributable to Tenant's occupancy under this Lease, including without limitation thereto, all compensation relating to Tenant's loss of income, good will, moving and relocation expenses; and (v) any other claim or right of recovery to which Tenant is entitled by Law with respect to the subject Partial Taking or Total Taking.

                                   ARTICLE 15
                    ASSIGNMENT AND SUBLETTING; SUBORDINATION
                    ----------------------------------------

         15.1     Landlord's Consent Required.

                  (a) Except to the extent expressly provided in Section 15.1(b), Tenant will not assign this Lease, in whole or in part, nor sublet all or any part of the Premises, nor license concessions or lease departments therein, without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned; provided, however that in the event Landlord withholds its consent to such assignment or sublease, Tenant shall have the option to terminate this Lease. Consent by Landlord to any assignment or subletting shall not constitute a waiver of the requirement for such consent to any subsequent assignment or subletting.

                  (b) Notwithstanding anything to the contrary contained elsewhere in this Lease, Tenant may, without Landlord's prior consent:

                           (i)      Assign this Lease, or sublet all or any part
of the Premises to its parent corporation or to any subsidiary or Affiliate of Tenant, or to a joint venture in which Tenant is a joint venture partner responsible for the conduct of the business in the Premises, provided any such assignment or subletting is made in good faith and not for the sole purpose of avoiding the restrictions on assignments or subletting set forth in this Article. The term "parent" means any entity that controls Tenant; and the term "Affiliate" means any entity which is directly or indirectly controlled by or controlling any parent or subsidiary of Tenant. The terms "control" and "controlled by" and "controlling" shall have the meanings given those terms under the federal securities laws.

                           (ii)     Assign this Lease or sublet all or any part
of the Premises to any corporation into which or with which Tenant or its parent may merge or to any corporation or other business entity or to any company which may result from a reorganization or consolidation by or with Tenant, or to which Tenant shall sell all or substantially all of its assets in the state in which the Premises is located or all or substantially all of its corporate shares.

                           (iii)    Assign this Lease to another financial
institution.

         The assignments and sublettings described in this Subsection (b) are sometimes hereinafter referred to as "Permitted Transfers".

                  (c) It shall be a condition of any assignment, other transfer, or subletting permitted under Section 15.1(b) that the assignee, transferee, or tenant agree directly with Landlord, in a written instrument reasonably satisfactory to Landlord, to be bound by all Tenant obligations hereunder, including, without limitation, the obligation to pay Rental and other amounts provided for under this Lease and the covenant against further assignment or other transfer or subletting. In connection with an assignment that is a Permitted Transfer, or an assignment to an assignee whose net worth is in excess of Five Million Dollars ($5,000,000.00), Tenant shall be released from its obligations hereunder, including, without limitation, the obligation to pay Rental and other amounts provided for under this Lease. Upon any assignment to any assignee in which Tenant is not released from liability under this Lease, Tenant shall only be liable for the default of such assignee if the Landlord has signed a written instrument agreeing that Tenant shall be released from all liability under this Lease in the event that, following such assignment, the Landlord agrees to amend or modify any term of this Lease, and provided Landlord provides Tenant with concurrent notice with such assignee of any default by such assignee. Landlord shall execute a commercially reasonable non-disturbance agreement at the request of any person or entity subleasing the Premises from Tenant pursuant to a Permitted Transfer or other sublease otherwise approved by Landlord, provided that said sublease is on the same terms of this Lease (other than those provisions herein which are not expressly applicable to any sublessee of the Premises) wherein, among other things, Landlord shall agree to recognize the applicable sublease and the rights of the subtenant thereunder in the event of a default by Tenant hereunder so long as the applicable subtenant is not in default beyond any applicable time to cure under the sublease. Landlord will not have the right to repossess the Premises in the event of a proposed assignment or subletting hereunder.

                  (d) No transfer of any shares of, or any interest in, Tenant shall be deemed an assignment hereunder.

         15.2 Subordination and Non-Disturbance Agreement. This Lease shall be subject and subordinate to the lien of any and all mortgages or deed of trust that may be recorded against Landlord's interest in the Premises after the Effective Date of the Lease (collectively "Future Encumbrance(s)"), provided the mortgagee or beneficiary of any such Future Encumbrance ("Encumbrancer") executes and delivers to Tenant a Subordination, Non-Disturbance and Attornment Agreement ("SNDA") that satisfies the requirements of this Section 15.2. Upon the written request of Landlord, Tenant shall execute and deliver a SNDA in a form reasonably acceptable to Landlord, Tenant, and Encumbrancer, and subordinating Tenant's interest in the Premises to Future Encumbrances recorded after the Effective Date of this Lease, subject to satisfaction of the following requirements: the SNDA must provide that (a) so long as Tenant is not in default beyond the period of notice and opportunity to cure provided in this Lease at the date of any foreclosure or trustee sale, and (b) so long as Tenant attorns to the Encumbrancer, then (i) this Lease shall not terminate by reason of such foreclosure or trustee sale; (ii) Tenant's possession of the Premises shall not be disturbed; (iii) the Encumbrancer, upon foreclosure or the occurrence of a trustee sale, or its successors and assigns, including without limitation any successful bidders at any such foreclosure or trustee sale ("Successors or Assigns"), shall recognize Tenant and all of Tenant's rights under this Lease and shall be obligated to fully and completely perform Landlord's duties and obligations under this Lease arising from and after the date of such foreclosure or trustee sale; (iv) the Encumbrancer or its Successors and Assigns upon foreclosure or the occurrence of a trustee sale shall agree that the net proceeds arising from casualty or condemnation loss to the Premises shall be available to Tenant for restoration of the Improvements in accordance with
Article 14; and (v) the Encumbrancer shall not name Tenant in any foreclosure proceeding, unless required by law.

         As part of the SNDA to be executed by Tenant, Tenant shall agree to provide to the Encumbrancer (simultaneously with notice to Landlord) notice of Landlord's defaults and the same periods to cure such defaults as those provided Landlord in Section 16.3 and, provided that Landlord has provided Tenant with the name and contact information for such Lender, that no notices to Landlord shall be effective unless given to such Lender. Additionally, the SNDA may contain such other provisions reasonably acceptable to Tenant as are typically found in SNDAs with institutional lenders. Tenant shall not be required to execute an SNDA that waives or alters its rights and entitlements or increase its obligations under this Lease. A form SNDA acceptable to Tenant is attached hereto as Exhibit "G".

         15.3     Security Instruments. Upon the earlier to occur of (i) thirty
(30) days following the Effective Date or (ii) the first date on which Tenant is authorized to commence Tenant's Work hereunder, Landlord shall obtain and deliver to Tenant a non-disturbance agreement ("Non-Disturbance Agreement") from the lienholder(s) (e.g. beneficiary, mortgagee, etc.) of all mortgage(s) or deed(s) of trust or similar instrument(s) encumbering the Premises and/or Common Area, which encumbrance existed on or prior to the recordation of the Memorandum, providing the assurances set forth in Section 15.2. Tenant shall have no obligation to commence construction on the Premises or payment of Rental or any other sum due under this Lease until Tenant has received all Non-Disturbance Agreements required by this Section 15.3 and any similar agreement(s) required by Section 15.4. If Tenant does not receive a Non-Disturbance Agreement required by this Section 15.3 within the specified time, and if all other contingencies have been satisfied, Tenant may either: (a) extend the Commencement Date and the time for Tenant's performance of any duty, obligation or liability hereunder until such time as Landlord delivers to Tenant the required Non-Disturbance Agreement(s), or (b) terminate this Lease without further liability.

         15.4 Master Lessor. In the event Landlord is or becomes the tenant under the terms of any underlying Lease (the "Master Lease"), Landlord covenants and agrees that within sixty (60) days after the Effective Date it shall obtain from the lessor under such Master Lease (the "Master Lessor") an agreement in form and content acceptable to Tenant and Landlord, which provides that so long as Tenant is not in default hereunder, the Master Lessor shall not disturb Tenant's use and possession of the Premises upon the default by Landlord herein under the Master Lease or upon termination of the Master Lease for any other reason, so lone as Tenant agrees to attorn to said Master Lessor. In the event Landlord fails to provide Tenant with such an acceptable agreement within the sixty (60) day time limit, Tenant may terminate this Lease as provided for in
Section 15.3.

         15.5 Leasehold Financing. This Section 15.5 will apply when Tenant provides Landlord with notice of an assignment of this Lease to a lender ("Tenant's Lender") as security for an indebtedness with the identity of and address for notices to Tenant's Lender and a request by Tenant's Lender for all notices to Tenant pursuant to this Lease be also given to Tenant's Lender. Thereafter, no notice to Tenant will be effective, unless the notice is also given concurrently to Tenant's Lender. In addition to any other rights granted to Tenant under this Lease, including without limitation this Article 15 and
Section 8.4, Tenant shall have the right to mortgage and otherwise encumber its leasehold estate and its Improvements, and other property located on the Premises (as well as all other rights and easements granted to Tenant under this Lease), and such mortgage or encumbrance, and any sale, conveyance, or assignment pursuant thereto (whether by foreclosure or conveyance in lieu thereof) shall be deemed permitted assignments of this Lease.

         Provided Tenant is not in breach under this Lease beyond the applicable cure period, Landlord will agree not to change or accept the surrender of this Lease by Tenant, without the consent of Tenant's Lender.

         If Tenant fails to cure a default after due notice, Tenant's Lender shall, within five (5) days after end of the applicable grace period, have the right to give Landlord notice of the election of Tenant's Lender to undertake to cure all defaults of Tenant. If Tenant's Lender makes an election to cure, lender shall: (a) promptly begin performance of all the obligations of Tenant that Tenant's Lender is reasonably able to perform; and (b) begin and diligently pursue all steps necessary to obtain possession of the Premises by foreclosure or otherwise. Landlord will suspend the exercise of the remedies of Landlord during the time lender is performing the foregoing.

         In the event the interest of Tenant in this Lease is terminated by Tenant's Lender or as a result of rejection of this Lease by a bankruptcy trustee, Landlord shall, on the request of Tenant's Lender, recognize Tenant's Lender as the tenant of the Premises and enter into a new Lease with Tenant's Lender on the same provisions contained in this Lease. Upon foreclosure, Tenant's Lender may, without consent of Landlord, assign this Lease to a third party that assumes and agrees to perform all of the obligations of Tenant, in which case Tenant's Lender shall be automatically released from further responsibility under this Lease. The assignee may use the Premises for any lawful purpose, subject to all other provisions of this Lease.

                                   ARTICLE 16
                                     DEFAULT
                                     -------

         16.1 "Event of Default" Defined. Any one or more of the following events shall constitute an "Event of Default":

                  (a) Tenant shall fail to pay Rental or other charges on or before the same becomes due hereunder, and such failure continues for five
(5) business days after written notice from Landlord thereof;

                  (b) Tenant shall fail to perform or observe any other term or condition contained in this Lease for thirty (30) days after written notice from Landlord thereof unless such default is of such a nature that it cannot be cured within such thirty (30) day period, in which event no Event of Default shall occur so long as Tenant shall commence the curing of the default within such thirty (30) day period and shall thereafter promptly and diligently prosecute the curing of the same to completion;

                  (c) Tenant shall vacate or abandon the Premises within the meaning of California Civil Code Section 1951.3; and

                  (d) Except as otherwise provided by applicable law, if the estate hereby created shall be taken on execution or by other process of law, or if Tenant shall be judicially declared bankrupt or insolvent according to law, or if any assignment shall be made of the property of Tenant for the benefit of creditors, or if a receiver, guardian, conservator, trustee in involuntary bankruptcy or other similar officer shall be appointed to take charge of all or any substantial part of Tenant's property by a court of competent jurisdiction, or if a petition shall be filed for the reorganization of Tenant under any provisions of a law now or hereafter enacted, and such proceeding is not dismissed within sixty (60) days after it is begun, or if Tenant shall file a petition for such reorganization, or for arrangements under any provisions of such laws providing a plan for a debtor to settle, satisfy or extend the time for the payment of debts.

         16.2 Remedies. On the occurrence and during the continuance of any Event of Default hereunder (after giving effect to any applicable cure periods), Landlord may, at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have:

                  (a) Terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event Landlord shall have the immediate right to re-enter the Premises and remove all persons and property and such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Tenant, all without service of notice or resort to legal process and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby; and Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including (i) the worth at the time of the award of all Monthly Base Rent, Additional Rent and other charges which were earned or were payable at the time of the termination;
(ii) the worth at the time of the award of the amount by which the unpaid Monthly Base Rent, Additional Rent and other charges which would have been earned or were payable after termination until the time of the award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (iii) the worth at the time of the award of the amount by which the unpaid Monthly Base Rent, Additional Rent and other charges which would have been payable for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom whether provided by this Lease or allowed by applicable law, including, but not limited to, any costs or expenses incurred by Landlord in maintaining or preserving the Premises after such default, the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation or alteration of the Premises, Landlord's reasonable attorneys' fees, and any real estate commissions or other such fees paid or payable; and (v) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted by applicable California law from time to time. As used in subparts (i) and (ii) above, "the worth at the time of the award" is computed by allowing interest on unpaid amounts at the rate of fifteen percent (15%) per annum, or such lesser amount as may then be the maximum lawful rate. As used in subpart (iii) above, the "worth at the time of the award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%). If Tenant shall have abandoned the Premises, Landlord shall have the option of (i) retaking possession of the Premises and recovering from Tenant the amount specified in this Section 16.2(a), or (ii) proceeding under Section 16.2(b);

                  (b) Maintain Tenant's right to possession, in which case this Lease shall continue in effect whether or not Tenant shall have abandoned the Premises. In such event, Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder. Tenant acknowledges that Landlord has the remedy described in California Civil Code Section 1951.4 in that Landlord may continue the Lease in effect after Tenant's breach and abandonment and recover rent as it becomes due:

                  (c) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Premises is located.

                  (d) Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants or conditions of this Lease, or otherwise.

                  (e) Landlord's exercise of any right or remedy shall not prevent it from exercising any other right or remedy.

         16.3     Landlord's Default; Remedies.

                  (a) Landlord shall be in default under this Lease if Landlord fails to: (a) pay any obligation of Landlord under this Lease or any mortgage, trust deed, judgment, assessment, tax or other encumbrance affecting the Premises and to which this Lease is subordinate, within ten (l0) days after receipt of notice from Tenant, any governmental authority, or the holder of such mortgage, trust deed judgment or encumbrance, stating the obligation Landlord has failed to pay; or (b) begin performing any other obligation of Landlord, within thirty (30) days after receipt of notice from Tenant stating the obligation Landlord has failed to perform, and diligently pursue completion of the required performance. In the event of a default by Landlord, Tenant may pay or perform any obligation of Landlord, in addition to the right to exercise all other legal and equitable remedies of Tenant. If Tenant elects to pay or perform any Landlord obligation, Landlord shall, upon demand, reimburse Tenant the full amount paid or costs or expenses incurred by Tenant. If Landlord fails to promptly reimburse Tenant, Tenant may deduct each month up to twenty percent (20%) of the Rental to offset any such amounts to be reimbursed to Tenant until Tenant is fully reimbursed. Notwithstanding the above, however, in the event Tenant is owed any such reimbursement from Landlord and there does not then exist sufficient remaining Term to allow Tenant to fully recover such reimbursement, in such event Tenant shall be entitled to offset such reimbursement owed on a prorated basis over the then remaining Term to the extent necessary to recover any such reimbursement owed. In no event shall the twenty percent (20%) limitation on monthly offset rights apply to Landlord's Cash Allowance, which must be paid pursuant to the terms of Section 8.7. It is specifically understood that Tenant shall at no time be obligated to make any payment or perform any obligation of Landlord and that, if Tenant does make payments or perform obligations of Landlord, no continuing obligation to do so at any future time or times shall be created on the part of Tenant.

                  (b) Notwithstanding the foregoing, in the event Landlord in good faith disputes Tenant's right to offset, deduct or abate any monies from Rental or other sums owed by Tenant to Landlord (except for Tenant's right to receive Landlord's Cash Allowance), Landlord shall have the right within the fifteen (15) day period following Tenant's notice to Landlord of Landlord's default, to institute a reference proceeding in accordance with the provisions set forth below to resolve such dispute. Pending the resolution of such dispute, Tenant shall not be entitled to offset any monies from Rental or other sums owed by Tenant to Landlord if Landlord so exercises this right. If it is determined pursuant to such reference proceeding that Tenant was entitled to recover or offset of any money from Rental or other sums owed by Tenant to Landlord, Tenant shall be entitled to the payment of all such money from Landlord as follows. Within fifteen (15) days following such a determination, Landlord shall pay to Tenant the amount owed to Tenant as determined by the referee together with interest thereon at the Interest Rate from the date Landlord so exercised its right to submit the matter to reference. In the event Landlord fails to make such payment within such fifteen-day period in full or in part, Tenant shall be entitled to offset or abate the amount so owed from Rental and other sums next coming due to Landlord under this Lease.

                  (c) Any dispute between Landlord and Tenant which is to be resolved by a reference proceeding pursuant to the provisions of this Lease shall be resolved by a proceeding in accordance with the provisions of California Code of Civil Procedure Sections 638, et seq. (or any similar successor statute) for a determination to be made which shall be binding upon the parties as if tried before a court or jury. The parties agree specifically as to the following:

                           (i)      Within five (5) business days after service
of a demand by a party hereto, the parties shall agree upon a single referee who shall then try all issues, whether of fact or law, and then report a finding and judgment thereon. If the parties are unable to agree upon a referee, either party may seek to have one appointed, pursuant to California Code of Civil Procedure Section 640 (or any similar successor statute), by the presiding judge of the Solano County Superior Court.

                           (ii)     The compensation of the referee shall be
such charge as is customarily charged by the referee for like services. The cost of such proceedings shall initially be borne equally by the parties. However, the prevailing party in such proceedings shall be entitled, in addition to all other costs, to recover its contribution for the cost of the referee as an item of damages and/or recoverable costs.

                           (iii)    If a reporter is requested by either party,
then a reporter shall be present at all proceedings, and the fees of such reporter shall be borne by the party requesting such reporter. Such fees shall be an item of recoverable costs. Only a party shall be authorized to request a reporter.

                           (iv)     The referee shall apply all California Rules
of Procedure and Evidence and shall apply the substantive law of California in deciding the issues to be heard. Notice of any motions before the referee shall be given, and all matters shall be set at the convenience of the referee.

                           (v)      The referee's decision under California Code
of Civil Procedure Section 644 shall stand as the judgment of the court, subject to appellate review as provided by the laws of the State of California.

                           (vi)     The parties agree that they shall in good
faith endeavor to cause any such dispute to be decided within ninety (90) days. The date of hearing for any proceeding shall be determined by agreement of the parties and the referee, or if the parties cannot agree, then by the referee.

                           (vii)    The referee shall have the power to award
damages and other relief.

                                   ARTICLE 17
                        LANDLORD'S ACCESS TO THE PREMISES
                        ---------------------------------

         17.1 Landlord's Right of Access. Subject to Tenant's security procedures, Landlord and its agents will have access to the Premises during Tenant's normal business hours upon reasonable notice or with the consent of the store manager for the following purposes: (i) to inspect the Premises to ascertain if the Premises are in good repair (provided that, so long as no Event of Default has occurred and is continuing, Landlord may conduct no more than two such inspections in any calendar year); (ii) to make repairs to the Premises that Landlord is required or permitted to make under the Lease or applicable Laws; (iii) to perform work necessary to prevent waste or deterioration of the Premises if Tenant fails to repair and maintain the Premises as required under the Lease; or (iv) to show the Premises to potential lenders, buyers or tenants of the Premises. Landlord will conduct its activities in the Premises in this
Section 17.1 in a manner that will cause the least possible inconvenience, annoyance or disturbance to Tenant.

         17.2 Access During the Last Month of Term. If during the last month of the Term, Tenant shall have removed all of Tenant's Personalty therefrom, Landlord may immediately enter and alter, renovate and redecorate the Premises, without elimination or abatement of Rental, or incurring liability to Tenant for any compensation, and such acts shall have no effect upon otherwise applicable terms of this Lease.

                                   ARTICLE 18
                                  MISCELLANEOUS
                                  -------------

         18.1 Waiver. Failure on the part of Landlord or Tenant to complain of any action or non-action on the part of the other, no matter how long the same may continue, shall never be a waiver by Landlord or Tenant of its rights hereunder. Further, no waiver at any time of any of the provisions hereof by Landlord or Tenant shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of Landlord or Tenant to or of any action by the other requiring such consent or approval shall not be construed to waive or render unnecessary Landlord's or Tenant's consent or approval to or of any subsequent similar act by the other.

         18.2 Covenant of Quiet Enjoyment. Subject to the terms and provisions of this Lease and so long as no Event of Default shall have occurred and be continuing, Landlord warrants and covenants and agrees that Tenant, may quietly have, hold, and enjoy the Premises during the Term.

         18.3 Brokerage. Except as otherwise disclosed in Section 1.1, Tenant and Landlord warrant and represent to each other that they have not dealt with any broker in connection with the consummation of this Lease, and, in the event of any brokerage claims by parties, other than the brokers so disclosed, against the indemnified party from any other party predicated upon dealings with the indemnifying party, the indemnifying party agrees to defend the same and indemnify the other against any such claim.

         18.4 Invalidity of Particular Provisions. If any term or provision of this Lease, or the application thereof, to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provisions to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

         18.5 Provisions Binding, Etc. Except as herein otherwise expressly provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, legal representatives, successors and assigns. Each term and each provision of this Lease to be performed by Tenant shall be construed to be both a covenant and a condition. The reference contained to the successors and assigns of Tenant is not intended to constitute a consent to assignment by Tenant, but has reference only to those instances in which Landlord may later give consent to a particular assignment as required by the provisions of this Lease. If Tenant is several persons, natural or corporate, the liability of such persons for compliance with the obligations of Tenant under this Lease shall be joint and several.

         18.6 Recording. Tenant agrees not to record this Lease, but upon the Effective Date, the parties shall execute a Memorandum of Lease in the form attached hereto as Exhibit "H". In no event shall such document set forth the Rental or Additional Rental payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease.

         18.7 Notices. Any notice, demand, request, approval, consent or other instrument which may be or is required to be given under this Lease shall be in writing and shall be deemed to have been given three (3) days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid, or when received or refused, if sent by overnight courier or delivery service or by personal delivery to the address of a party received or refused by an individual over eighteen years of age, addressed to Landlord or Tenant at the respective addresses set forth in Section 1.1 or such other address or addresses as either party may designate by notice to the other in accordance with this Section 18.7, provide any change in address shall include a street address for personal delivery. Notices to Tenant shall be sent to the attention of [Vice President and General Counsel with a copy to the attention of Lease Administrator].

         18.8 Effective Date. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall become binding only upon the execution and delivery hereof by both Landlord and Tenant as of the effective date noted above their signatures (the "Effective Date"). All negotiations, consideration, representations and understandings between Landlord and Tenant are incorporated herein and may be modified or altered only by written agreement signed by both Landlord and Tenant, and no act or omission of any employee or agent of Landlord or course of prior dealings between the parties, shall alter, change or modify any of the provisions hereof. This Lease may be executed in more than one counterpart, and each such counterpart shall be deemed to be an original document.

         18.9     Interpretation.

                  (a) All captions, table of contents and index of defined terms appearing in this Lease are inserted only as a matter of convenience and in no way amplify, define, construe or describe the scope or intent of this Lease. Except where otherwise expressly provided, each reference in this Lease to a Section, Article or Exhibit shall mean the referenced Section, Article or Exhibit of this Lease.

                  (b) The neuter, feminine or masculine pronoun when used herein shall each include each of the other genders and the use of the singular shall include the plural. All terms defined in this Lease in the single form shall have comparable meanings when used in the plural form and vice versa.

                  (c) The parties hereto agree that all the provisions of this Lease are to be construed as covenants and agreements as though the words importing such covenants and agreements were used in each separate provision hereof.

                  (d) Although the printed sections of this Lease may have been drawn by Tenant, this Lease shall not be construed for or against Landlord or Tenant, but this Lease shall be interpreted in accordance with the general tenor of the language in an effort to reach the intended result.

                  (e) The parties hereto agree that all references in this Lease to statutes shall be deemed to refer to such statutes or regulations as they may be amended from time to time and to any successor statute or regulation hereto.

         18.10 Self-Help. Landlord shall have the right, but shall not be required, to pay such sums or do any act which requires the expenditure of moneys which may be necessary or appropriate by reason of the failure or neglect of Tenant to perform any of the provisions of this Lease following notice and the expiration of applicable notice and/or grace periods, and in the event of the exercise of such right by Landlord, Tenant agrees to pay to Landlord forthwith upon demand all such reasonable sums, with interest thereon from the date Landlord pays such sums at the Interest Rate; and if Tenant shall default in such payment, Landlord shall have the same rights and remedies as Landlord has hereunder for the failure of Tenant to pay Rental.

         18.11 No Joint Venture. Any intention to create a joint venture or partnership relation between the parties is hereby expressly disclaimed.

         18.12 Unavoidable Delay. In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lockouts, inability to procure labor or materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war, fire or other casualty or other reason of a similar nature beyond the reasonable control of the party delayed in performing work or doing the act required under the terms of this Lease, then performance of such act shall be excused for the period of the delay and the period from the performance of any such act shall be extended for a period equivalent to the period of such delay (any such delay is herein referred to as an "Unavoidable Delay"). During the period of performance of Tenant's Work in Section 3.1 above, the provisions of this Section 18.12 shall not operate to excuse Tenant from completing construction of the Premises within the Time Estimated for Completion of Tenant's Work unless Tenant gives written notice of the delaying event to Landlord within five (5) business days of the occurrence of such delaying event. Such written notice shall specify the nature of the delaying event and the number of days of delay claimed to be resulting therefrom. The Time Estimated for Completion of Tenant's Work shall be extended for a period equivalent to the period of actual delay. After the Commencement Date, the provisions of this
Section 18.12 shall not operate to extend the Term. Tenant shall not be excused from its obligations under the Lease because of the condition of the market for rental space or because of any other market conditions affecting only price. This Section 18.12 shall not be applicable to Tenant's obligations to pay Rental or any other sums, money, costs, charges or expenses required to be paid by Tenant hereunder; i.e., delays or failures to perform on the part of Tenant resulting from its lack of funds shall not be deemed to be an Unavoidable Delay. If the time limit for any event to be performed by one party hereunder is extended as a result of an Unavoidable Delay (a "Delayed Event"), then the time limit imposed on the other party with respect to providing notice of such Delayed Event or of such other party's election of options with respect thereto, shall be extended for a time period equivalent to such Unavoidable Delay.

         18.13 Applicable Law; Choice of Law and Forum. The laws of the state in which the Premises are located shall govern the validity, performance and enforcement of this Lease. If either party institutes legal suit or action for enforcement of any obligation contained herein, it is agreed that the venue of such suit or action shall be the county in which the Premises are located, or the United States District Court having jurisdiction over such county. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either party against the other or any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant created hereby, Tenant's use or occupancy of the Premises, and/or any claim for injury or damage. In the event Landlord commences any action or proceeding for nonpayment of Rental, Tenant shall not interpose any counterclaim of any nature or description, other than a compulsory counterclaim, in any action or proceeding. The foregoing shall not be constructed as a waiver of Tenant's right to assert such claim in a separate action or proceeding instituted by Tenant.

         18.14 Landlord Representations and Warranties. The following representations and warranties are made for the benefit of Tenant:

                  (a) If Landlord is a corporation, Landlord represents and warrants that Landlord is duly organized, validly existing, in good standing in the state of its incorporation, and has all requisite power and authority to own and lease property and conduct business in the state where the Premises are located, and each individual executing this Lease on behalf of Landlord is duly authorized to execute and deliver this Lease on behalf of Landlord;

                  (b) If Landlord is a partnership, each individual executing this Lease represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of the partnership, and that the persons who have executed this Lease on behalf of the partnership are all of the partners whose signatures are necessary to bind the partnership;

                  (c) If Landlord is an individual or individuals, each individual executing this Lease represents and warrants that he or she is duly authorized to execute and deliver this Lease;

                  (d) If more than one person is Landlord, they represent and warrant that the obligations of such persons as Landlord are joint and several;

                  (e) Landlord represents and warrants that this Lease is binding on Landlord in accordance with its terms;

                  (f) Landlord represents and warrants that Landlord is the fee owner of the Premises;

                  (g) Landlord represents and warrants to the best of its knowledge, except as otherwise disclosed to Tenant in writing, that there are no provisions, including any limiting or conflicting exclusive rights, restrictions or prohibitions, contained in the leases of other tenants in the Project, or elsewhere that would adversely affect or prohibit the construction of Tenant Improvements, the conduct of Tenant's Permitted Use, or Tenant's exercise of its Exclusive Use pursuant to Section 4.2 on the Premises, or prohibit Tenant's right to use the Outdoor Cafe Seating Area, depicted on Exhibit "A", pursuant to
Section 1.1; and

                  (h) Landlord represents and warrants that Landlord has no actual knowledge except as otherwise disclosed to Tenant in writing of (i) enacted, pending or proposed condemnation proceedings or other governmental action, (ii) pending or threatened litigation, (iii) current or proposed plans to alter access to the Premises, or (iv) the presence on the Premises or the Project of (A) anything dangerous to humans, which would adversely affect the construction of Tenant Improvements or the conduct of Tenant's Permitted Use on the Premises or (B) any Hazardous Materials.

         18.15 Tenant Representations and Warranties. The following representations and warranties are made for the benefit of Landlord:

                  (a) Tenant represents and warrants that Tenant is duly organized, validly existing, in good standing in the state of its incorporation, and has all requisite power and authority to own and lease property and conduct business in the state where the Premises are located, and that each individual executing this Lease on behalf of Tenant is duly authorized to execute and deliver this Lease on behalf of Tenant; and

                  (b) Tenant represents and warrants that this Lease is binding on Tenant in accordance with its terms.

         18.16 Estoppel Certificates. Each party within twenty (20) days after receipt of written notice from the other party will execute and deliver to the other party a commercially reasonable estoppel certificate stating that this Lease is unmodified and in full force and effect, or in full force and effect as modified, and stating the modifications and that there are no defaults under the Lease, or stating the default and the nature thereof if defaults are claimed. The estoppel certificate also will state the amount of Rental and the dates to which the Rental has been paid in advance. Failure to deliver the estoppel certificate within twenty (20) days will be conclusive upon the party failing to deliver the estoppel certificate for the benefit of the party requesting the estoppel certificate and any successor to the party requesting the estoppel certificate, that this Lease is in full force and effect and has not been modified except as may be represented by the party requesting the estoppel certificate. Execution of the estoppel certificate will not constitute a waiver of claims by either party with respect to any default under this Lease if the party executing the estoppel certificate is not aware of the default.

         18.17 Antennae Roof Rights. Tenant shall have the right to install and maintain on the roof of the building of the Premises not more than [two (2)] antennae and/or satellite dishes (which dishes shall be between [one foot and ten feet in diameter and up to fifteen square feet at the base]) as necessary for Tenant's communications and data transmission network, and equipment to meet Tenant's excess HVAC needs, if any; provided, however, Tenant shall use commercially reasonable efforts to cause such antennae and/or satellite dishes not to be visible from the street. Tenant shall also have the right to install and remove, at its sole cost and expense, the cabling and conduit reasonably necessary to connect the rooftop satellite dishes and equipment to Tenant's equipment on and within the Premises in locations subject to Landlords' approval. The installation and any costs relating thereto, and the maintenance, repair, insurance obligations and liability, with respect to such equipment and dishes, shall be borne completely by Tenant and Tenant shall be responsible to repair any and all damages resulting or arising from Tenant's installation, maintenance or use of such equipment and shall be responsible not to invalidate any roof warranty of Landlord as a result of such work. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, costs (including attorney fees and costs) damages and expenses resulting or arising in any manner whatsoever as a result of its use of said roof other than those arising as a result of the negligence or misconduct of Landlord or its agents or employees.

         18.18    Riders. Exhibits "A", "A-1", "B", "C", "D", "E", "F", "G",
"H", and "I" are attached hereto are hereby made a part hereof.

         18.19 Transfer of Landlord's Interest. If Landlord's interest in the Premises is sold or conveyed, other than pursuant to a mortgage or transfer for security purposes only, Landlord will be relieved of all obligations and liabilities accruing on the part of Landlord after the date the sale is consummated. Landlord will not be relieved of any obligation under this Lease if such sale or transfer occurs prior to the completion of construction of the Premises and the satisfaction of all conditions hereto which are the obligation of Landlord to satisfy in connection with the construction of the Premises, including without limitation, payment of Landlord's Cash Allowance.

         18.20 IN WITNESS WHEREOF, the parties have caused this Lease to be effective as of October __, 2004.

                                          LANDLORD: JLC CONTRACTING, INC., a
                                          California corporation


                                          By: /s/ [ILLEGIBLE]
                                              ----------------------------------
                                          Print Name: [ILLEGIBLE]
                                                     ---------------------------
                                          Title: CEO
                                                --------------------------------


                                          TENANT:  THE YOLO COMMUNITY BANK, a
                                          California corporation


                                          By:
                                              ----------------------------------
                                          Print Name:
                                                     ---------------------------
                                          Title:
                                                --------------------------------

                                   EXHIBIT "A"
                                    FAIRFIELD
                                PLAN OF PREMISES



                               [GRAPHIC OMITTED]

                                  EXHIBIT "A-1"

                            PROJECT LEGAL DESCRIPTION
                            -------------------------

                                   EXHIBIT "B"

                         DESCRIPTION OF LANDLORD'S WORK
                         ------------------------------


I. Landlord's Work Described: Landlord's Work means all improvements shown on those plans entitled "[ILLEGIBLE TEXT]" dated 1/1, 2004, prepared by Kyoob Design, together with all of the items listed below in subsections (A) and (B), and included in the Landlord's Proposal attached hereto as Schedule B-1 as the scope of work dated July 23, 2004. Landlord will complete all of the Landlord's Work by the date specified as the Scheduled Delivery Date in Section 1.1 of the Lease and in accordance with Tenant's plans for the Premises at Landlord's sole cost and expense, using all new, first-class quality equipment and materials prior to delivering possession of the Premises to Tenant. Landlord warrants that any item of Landlord's Work identified as "Existing" is present in the Premises as of the date hereof and will be upgraded, refurbished or replaced so that it is in good repair and working condition for at least five (5) years after the Commencement Date:

                  A. Common Area Work: All driveway approaches, surfacing paving, curbs, curb-cuts, bumpers, street signs, gutters, concrete work, sidewalks, landscaping, and internal access roads and paved parking area(s) as shown on the Site Plan. Parking for the Project shall include and be sufficient to satisfy the required number of parking stalls required by the applicable zoning or parking code for the City/County where the Premises is located.

                  B. Other Governmental Required Work. All other improvements located on or off of the Project as may be required, imposed or accepted by any governmental entity, including but not limited to the City/County, as applicable, where the Premises is located as a condition of or in connection with the opening Tenant's store on the Premises.

II. Landlord's Representation, Warranties and Covenants. Landlord hereby represents, warrants and covenants to Tenant as an inducement to Tenant to enter into the Lease as follows:

                  A. When completed, Landlord's Work shall be free from liens or materialmen, contractors, subcontractors, laborers, and all other mechanics' liens. Prior to or on the Commencement Date, Landlord shall provide Tenant with copies of lien releases from all materialmen, contractors, subcontractors, laborers, and other applicable entities or individuals that Landlord hired to perform Landlord's Work or any portion thereof;

                  B. Landlord's Work shall be constructed, installed, and completed in accordance with all applicable Laws (including building codes and the ADA), and permits;

                  C. Landlord shall cooperate and coordinate with Tenant's architect with respect to the improvements being made by Landlord on the Premises;

                  D. Landlord shall construct or cause to be constructed all improvements covered by this Exhibit in a good and workmanlike manner;

                  E. Landlord shall obtain all permits for Landlord's Work and shall have all necessary building code inspections completed prior to delivering possession of the Premises to Tenant;

                  F. After reasonable notice, Tenant's construction manager or its designated representative may enter upon the Premises during construction of Landlord's Work to inspect the progress and to determine if Landlord's Work is being completed in accordance herewith and Tenant's standards and plans and whether the work is progressing on schedule. Landlord and Tenant shall cooperate to ensure that the completed work is acceptable to Tenant;

III. No Substantial Work Deviations. No substantial deviations or changes shall be made or permitted in connection with the Landlord's Work without the prior written consent and approval of Tenant.

IV. No Waiver. If Tenant takes possession of the Premises prior to the date on which Landlord's Work has been Substantially Completed, no such entry into possession shall be deemed to be a waiver by Tenant of any of Landlord's obligations to complete Landlord's Work as specified herein.

V. Evidence of Construction Funds. Prior to commencing construction of Landlord's Work, Landlord shall deliver evidence reasonably satisfactory to Tenant that Landlord has or shall have the ability to pay or advance the total costs of Landlord's Work specified in this Exhibit to the Lease. Landlord's failure to so provide such evidence shall entitle Tenant to terminate this Lease upon fifteen (15) days notice, provided that if such evidence is produced during said 15-day period the Lease shall not be deemed terminated.

VI. Parties Obligations Upon Delivery of Possession. Upon delivery of possession of the Premises to Tenant, Tenant shall inspect the Premises to determine whether Landlord's Work has been completed. If Landlord's Work has been completed in accordance with the terms of the Lease and Tenant's plans and specifications, then Tenant's construction manager shall indicate on the notice attached as Exhibit "D" that Tenant has accepted Landlord's Work. If Landlord's Work has not been completed according to the terms of the Lease and Tenant's plans and specifications, then Tenant shall indicate which items were not completed and shall indicate whether (a) Tenant elects to accept possession of the Premises without requiring completion of Landlord's Work by Landlord (in which case Tenant may complete such items as if they were originally intended to be completed by Tenant at Landlord's expense); or (b) Tenant refuses to accept possession of the Premises until Landlord's Work is Substantially Completed correctly.

VII. Builders' Risk Insurance. Until Landlord's Work is completed, Landlord shall carry and maintain, or cause its general contractor to carry and maintain, Builder's All Risk insurance in amount reasonably estimated to cover the total costs of Landlord's Work. Such insurance shall comply in all respects with and be subject to the general policy requirements set forth in the Lease.]

                                  SCHEDULE B-1
                                  ------------

                                  SCOPE OF WORK
                                  -------------

                              JLC Contracting, Inc.
                                    Proposal
                         711 Jefferson Street, Fairfield

                                  July 23, 2004

Description              3663 square foot commercial retail/office space "warm
                         shell". Inclusive; complete exterior finish, finished common space lobby/stairwell.

Shell Preparation        o   Insulate, drywall, and fire tape all exterior walls
                         o   Sprinkler system prepped for ceiling drops
                         o   10-ton HVAC roof mount unit with plenum drops for
                             extension
                         o   Rough plumbing underground for restroom, janitor's
                             closet, and staff sink
                         o   Water meter and copper stub out
                         o   Electrical switchgear and 200-amp panel, 3-phase
                         o   Telco feed to building
                         o   Perimeter glazing at rear to accommodate `bank' use
                         o   Rear exit door
                         o   ATM area in lobby

Specific Amenities       o   Six (6) designated on-site parking spaces
                         o   Five (5) permitted off-site parking spaces
                         o   Formal request to the City of Fairfield for 20
                             minute parking zone in front of building

Terms                    o   Five (5) year lease with Five (5) year Tenant
                             option
                         o   3% increase every two years, 2.5%/yr if option is
                             exercised
                         o   3157 square feet @ $1.75 per foot
                         o   506 square feet common area @ $.85 per foot
                         o   $33,000 T_ allowance
                         o   60 day build-out time allowance
                         o   Tenant responsible for all utilities;  gas,
                             electricity, water, sewer, garbage, etc. and 1/2 utilities for common space
                         o   Lease to commence 1/1/05
                         o   Building to be complete and ready for occupancy on
                             1/1/05

                                   EXHIBIT "C"

                          DESCRIPTION OF TENANT'S WORK
                          ----------------------------



    (To Be Attached or Referenced after Final Plans are Approved by Landlord)

                                   EXHIBIT "D"
                    FORM OF DECLARATION OF COMMENCEMENT DATE
                    ----------------------------------------

                       DECLARATION OF COMMENCEMENT DATE



                  This Declaration of Commencement Date ("Declaration") is attached to and made a part of that certain Lease Agreement, dated 9/20, 2004 (the "Lease") by and between JLC Contracting, Inc., a California corporation ("Landlord"), and Yolo Community Bank, a California corporation ("Tenant"). The terms used in this Declaration that are defined in the Lease shall have the same meanings as provided in the Lease.

                  This Declaration is being provided pursuant to the terms and provisions of the Lease. The parties to the Lease desire to confirm that the following terms which are defined in the Lease shall have the meanings set forth below for all purposes in the Lease:

                  The Rental Commencement Date is March 1, 2005.

                  The Lease Expiration Date is March 31, 2010.

                  This Declaration shall be binding on the parties hereto, their successor and assigns and all subtenants of Tenant and any other party claiming under or through Tenant. The Lease is in full force and effect as of the date hereof in accordance with its terms, and Tenant is in possession of the Premises.

WITNESS:                                 LANDLORD:  JLC CONTRACTING, INC., a
                                         California corporation


----------------------------------       By:   JLC Contracting, Inc.
/s/ John                                 Name: /s/ John L. [Illegible]
                                               ---------------------------------
                                         Title:       CEO
                                               ---------------------------------

WITNESS:                                 TENANT:  THE YOLO COMMUNITY BANK, a
                                         California corporation

                                         By:  [Illegible]
----------------------------------       Name: /s/ JOHN A. DIMICHELE
                                               ---------------------------------
                                         Title:     President/CEO
                                               ---------------------------------

                                   EXHIBIT "E"
                               INSURANCE COVERAGE
                               ------------------

         (a-1)   Commercial General Liability - Tenant
                 -------------------------------------

                 Bodily                              Injured                 and
                 Property Damage        $1,000,000   per occurrence
                                                     combined

                                        $1,000,000   general aggregate

                 Fire Legal Liability   $1,000,000   any one fire

         (a-2)   Commercial General Liability - Landlord
                 ---------------------------------------

                 Bodily                              Injured                 and
                 Property Damage        $1,000,000   per occurrence
                                                     combined

                                        $1,000,000   general aggregate

                 Fire Legal Liability   $1,000,000   any one fire

         (b)     Automobile Liability
                 --------------------

                 Bodily                              Injured                 and
                 Property Damage        $1,000,000   per accident

                 Hired                            and                  Non-Owned
                 Automobiles            $1,000,000

         (c)     Workers Compensation
                 --------------------

                 Workers Compensation:  STATUTORY

                                   EXHIBIT "F"

                               SIGNAGE RENDERINGS
                               ------------------

                                (To be attached)

                                   EXHIBIT "G"

         FORM OF SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT
                                                               ---------

                  This Subordination, Non-Disturbance and Attornment Agreement ("Agreement") is dated this __________ day of __________, 200__ between ______________________, a __________________________ ("Lender") and The Yolo
Community Bank, a California corporation ("Tenant").

                                    RECITALS

                  A. Tenant has entered into a certain lease (the "Lease") dated ______, 200_ with ____________________ ("Landlord") of a portion of a certain building commonly known as _______________________, ______________,
__________. The leased premises described in the Lease are hereinafter referred to as the "Premises".

                  B. A Memorandum/Notice of Lease dated __________, 200_ by and between Tenant and Landlord regarding the Lease is to be recorded with the __________ County Registry.

                  C. Lender has made a loan to Landlord, which loan is secured by a mortgage and security agreement dated _______ 200__ (the "Mortgage") to be recorded and an assignment of leases and rents dated ________ 200__ (the "Assignment") to be recorded with said Registry both with respect to the Premises (with the Mortgage, Assignment and the other documents executed by Landlord in connection with such loan being hereinafter referred to as the "Loan Documents").

                  For mutual consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                  1. Tenant agrees that the lien of the Lease is and shall be subject and subordinate to the lien of the Mortgage and to the lien of the Assignment and to all renewals, amendments, modifications, consolidations, replacements and extensions thereof, now or hereafter executed, to the full extent of all amounts secured thereby, said subordination to have the same force and effect as if the Mortgage, the Assignment, and such renewals, modifications, consolidations, replacements and extensions thereof had been executed, acknowledged, delivered and recorded prior to the Lease, and amendments or modifications or any notice thereof. Provided, however, that the foregoing subordination provision shall not be deemed or construed as limiting Tenant's rights under the Lease and or Landlord's obligations thereunder, including without limitation, the use of insurance proceeds and condemnation awards, and notwithstanding any inconsistent provisions of the Mortgage with respect thereto, such proceeds and awards shall be applied as set forth in the Lease.

                  2. Lender agrees that Tenant shall not be named or joined as a party defendant in any action, suit or proceeding which may be instituted by Lender to foreclose or seek other remedies under the Mortgage or the Assignment by reason of a default or event of default under the Mortgage or the Assignment, unless applicable law requires Tenant to be made a party thereto as a condition to Lender's proceeding against Landlord or prosecuting such rights and remedies. Lender further agrees that, so long as Tenant is not in default beyond any applicable grace period of any term, covenant or condition of the Lease, in the event of any entry by Lender pursuant to the Mortgage, a foreclosure of the Mortgage, or the exercise by Lender of any of its rights under the Mortgage, Assignment, or any of the Loan Documents (a) Tenant's possession of the Premises and Tenants rights and privileges under the Lease, or any extensions or renewals thereof, shall not be diminished or interfered with by Lender in the exercise of any of its rights under the Loan Documents or by any party who acquires the Premises from Lender as a result of the exercise by Lender of any such rights, and (b) Tenant's occupancy of the Premises shall not be disturbed by Lender in the exercise of any of its rights under the Loan Documents during the term of the Lease or any extensions or renewals thereof or by any party who acquires the Premises from Lender as a result of the exercise by Lender of any such rights.

                  3. Tenant agrees that, in the event of a foreclosure of the Mortgage by Lender, the acceptance of a deed in lieu of foreclosure by Lender, or Lender's exercise of any of its rights under the Mortgage or

Assignment, Tenant will attorn to and recognize Lender as its landlord under the Lease for the remainder of the term of the Lease (including all extension periods which have been or are hereafter exercised) upon the same terms and conditions as are set forth in the Lease, and Tenant hereby agrees to perform all of the obligations of Tenant pursuant to the Lease.

Lease:

                  4. Tenant agrees that, in the event Lender succeeds to the interest of Landlord under the Lease:

                           (a)      Lender shall not be liable in damages for
any act or omission of any prior landlord (including Landlord), unless Lender received notice of such act or omission and was given the same opportunity to cure as is provided to Landlord under the terms of the Lease, and provided nothing herein shall derogate from the obligation of Lender to perform all of the obligations of Landlord pursuant to the Lease once Lender succeeds to the interest of Landlord under the Lease;

                           (b)      Lender shall not be liable for the return of
any security deposit unless such security deposit is actually received by Lender;

                           (c)      Lender shall not be bound by any rent or
additional rent which Tenant might have prepaid for more than one (1) month in advance under the Lease (unless so required under the Lease);

                           (d)      Lender shall not be bound by any amendments
or modifications of the Lease (which has the effect of reducing rent, decreasing the term or canceling the Lease prior to its expiration except as a result of either the exercise of a right to terminate as set forth in the Lease or as provided by law, or as a result of a default of landlord) made without the consent of Lender, which consent shall not be unreasonably withheld, delayed or conditioned; and

                           (e)      Lender shall not be subject to any offsets
or defenses which Tenant might have against any prior landlord (including Landlord) except in cases where Tenant has given Lender written notice of the event or circumstances giving rise to such damages, offsets or defenses and the same period of time to cure as is provided to Landlord under the Lease.

                  5. Lender hereby approves of, and consents to, the Lease. Notwithstanding anything to the contrary contained in the Mortgage or the Assignment, Tenant shall be entitled to use and occupy the Premises and exercise all its rights under the Lease, and the Lease and Landlord's and Tenant's performance thereunder shall not constitute a default under the Mortgage or Assignment. Tenant agrees to give Lender a copy of any notice of default under the Lease served upon Landlord at the same time as such notice is given to Landlord.

                  6. The terms and provisions of this agreement, shall be automatic and self operative without execution of any further instruments on the part of any other parties hereto. Without limiting the foregoing, Lender and Tenant agree, within thirty (30) days after request therefor by the other party, to execute an instrument in confirmation of the foregoing provisions, in form and substance reasonably satisfactory to Lender and Tenant, pursuant to which the parties shall acknowledge the continued effectiveness of the Lease in the event of such foreclosure or other exercise of rights.

                  7. Any notice to be delivered hereunder shall be in writing and shall be sent registered or certified mail, return receipt requested, postage prepaid, or overnight delivery by Federal Express, Purolator Courier, United Parcel Service. U.S. Postal Service, Express Mail, or similar overnight courier which delivers only upon signed receipt or the addressee, or its agent. The time of the giving of any notice shall be the time or receipt thereof by the addressee or any agent or the addressee, except that in the event that the addressee shall refuse to receive any notice, or there shall be no person available (during normal business hours) to receive such notice, the time of giving notice shall be deemed to be the time of such refusal or attempted delivery as the case may be. All notices addressed to Lender or Tenant, as the case may be, shall be delivered to the respective addresses set forth opposite their names below, or such other addresses as they may hereafter specify by written notice delivered in accordance herewith:

            If to Tenant:    The Yolo Community Bank

                             ------------------------------

                             ------------------------------

                             ------------------------------

            With a copy to:
                             ------------------------------

                             ------------------------------

                             ------------------------------


            If to Lender:    JLC Contracting, Inc.

                             ------------------------------

                             ------------------------------

                             ------------------------------


                  8. The term "Lender" as used herein includes any direct or more remote successor or assign of the named Lender herein, including without limitation, any purchaser at a foreclosure sale, and any successor or assign thereof, and the term "Tenant" as used herein includes any direct or more remote successor and assign of the named Tenant herein.

                  9. This Agreement may be executed in several counterparts, and all so executed shall constitute one agreement, binding on all parties hereto, notwithstanding that all parties are not signatories to the original or the same counterpart.

                  Executed under seal as of the day and year first above written.


                                          TENANT:  THE YOLO COMMUNITY BANK


                                          By:
                                              ----------------------------------
                                          Name:
                                                      --------------------------
                                          Title:
                                                 -------------------------------




                                          LENDER:  [                           ]
                                                    ---------------------------

                                          By:
                                              ----------------------------------
                                          Name:
                                                      --------------------------
                                          Title:
                                                 -------------------------------

STATE OF ______________  )

                         )                                                ss:
COUNTY OF _____________  )             _______________________, 200__


                  Then personally appeared the above-named
______________________________________, _____________________, as aforesaid, and acknowledged the foregoing instrument to be the free act and deed of said corporation.





                                          -------------------------------------
                                          Notary                       Public
                                          My Commission Expires:







STATE OF ______________  )

                         )                                                ss:
COUNTY OF _____________  )             _______________________, 200___


                  Then personally appeared the above-named
____________________________________, of THE YOLO COMMUNITY BANK, and
acknowledged the foregoing instrument to be the free act and deed of said limited liability company.




                                          -------------------------------------
                                          Notary                       Public
                                          My Commission Expires:

                                   EXHIBIT "H"

                               MEMORANDUM OF LEASE
                               -------------------



RECORDATION REQUESTED BY:

AFTER RECORDATION RETURN TO:
Robert M. McCormick
Downey Brand LLP
555 Capitol Mall, 10th Floor
Sacramento, CA  95814


RETURN BY:  MAIL (X) PICK UP ( )



                                                                  Store # ___

                               MEMORANDUM OF LEASE
                               -------------------

                  This Memorandum of Lease ("Memorandum") is made as of this _______ day of ______,200_, between JLC CONTRACTING, INC., a California corporation, having an office for business at [__________________] ("Landlord"), and THE YOLO COMMUNITY BANK, a California corporation, having an office for business at [__________________] ("Tenant").

                  In consideration of One Dollar ($1.00) and other valuable consideration paid by Tenant to Landlord and the mutual covenants contained in that certain Lease between the parties hereto dated on or about ______, [as amended on _____________], (the "Lease"), Landlord has leased and does hereby lease to Tenant, and Tenant has hired and does hereby hire from Landlord, upon the terms and conditions set forth in the Lease, the real property described on Exhibit A to this Lease. The "Project" of which the leased real property is a part is described on Exhibit B to this Memorandum. Exhibits A and B are incorporated herein by reference.

                  The term of this Lease is _______ years commencing on the Commencement Date as defined in the Lease. The Lease provides for options to renew for __________ terms [Add if applicable: and contains an option to purchase, a right of first refusal to purchase and a right of first refusal to lease the Premises] during the term of the Lease and any extension or renewal thereof.

                  The Lease contains the following covenants and agreements:

                  [Add any non-exclusive easements and common area use rights]

                  [Add exclusive use or non-compete clause contained in Lease]

                  The above-referenced covenants and restrictions are intended as a benefit to the Premises and a burden on the remainder of the Project, and are intended to run with the Land as long as the Lease remains in effect.

                  The purpose of this Memorandum is to give record notice of the Lease and of the terms thereof and the rights created thereby. It is not intended to amend or modify any of the rights and obligations set forth in the Lease. To the extent that any provisions of this Memorandum and the Lease conflict, the provisions of the Lease control.

                  This Memorandum may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.

TENANT:                                  LANDLORD:

THE YOLO COMMUNITY BANK,                 JLC CONTRACTING, INC.,

a California corporation                 a California corporation

By: /s/ John A. DiMichele
    -------------------------------      By: /s/ JLC Contracting, Inc.
Name: John A. DiMichele                      ---------------------------------
      -----------------------------      Name:   John L. [Illegible]
Its:  President/CEO                           --------------------------------
     ------------------------------      Its:  CEO
                                              --------------------------------
                                                  [ILLEGIBLE]

STATE OF CALIFORNIA         )
                            )      ss:
COUNTY OF ______________    )


                  On __________________, 200_ before me, _______________, Notary
Public, personally appeared __________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

Witness my hand and official seal.



-----------------------------------
Notary Public








STATE OF CALIFORNIA         )
                            )      ss:
COUNTY OF ______________    )


                  On __________________, 200_ before me, _______________, Notary
Public, personally appeared __________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

Witness my hand and official seal.



-----------------------------------
Notary Public

                                    Exhibit A
                                Legal Description
                                -----------------

                                   EXHIBIT "I"

                            INTERIM PARKING AGREEMENT
                            -------------------------

                         (See attached letter agreement)

                                    Exhibits
                                    --------

            Exhibit "A"    Plan of Premises

            Exhibit "A-1"  Project Legal Description

            Exhibit "B"    Description of Landlord's Work

            Exhibit "C"    Description of Tenant's Work

            Exhibit "D"    Form of Declaration of Commencement Date

            Exhibit "E"    Insurance Coverage

            Exhibit "F"    Signage Renderings

            Exhibit "G"    Form of Subordination, Non-Disturbance and Attornment
                           Agreement

            Exhibit "H"    Form of Memorandum of Lease

            Exhibit "I"    Interim Parking Agreement